UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

March 16, 2011

DEAR STOCKHOLDER:

You are invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), to be held on Monday, April 25, 2011, at 12:00 p.m., local time, at 560 Mission Street, 20th Floor conference center (the Market Room), San Francisco, CA 94105.

The purposes of this year’s Annual Meeting are to:

(i)	elect Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Kathleen Earley, Ruann F. Ernst, Ph.D., Dennis E. Singleton and Robert H. Zerbst as members of our Board of Directors, each to serve until the 2012 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified;

(ii)	consider and vote upon ratifying the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2011;

(iii)	consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as more fully described in the accompanying Proxy Statement;

(iv)	consider and vote upon the recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on the compensation of our named executive officers (every one, two or three years); and

(v)	transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of 2011 Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may authorize your proxy via the Internet, or if you are receiving a paper copy of the Proxy Statement, by telephone or by completing and mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials regarding each of these options.

Sincerely,

Michael F. Foust
Chief Executive Officer

DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2011

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), will be held on April 25, 2011, at 12:00 p.m., local time, at 560 Mission Street, 20th Floor conference center (the Market Room), San Francisco, CA 94105, for the following purposes:

•

to elect Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Kathleen Earley, Ruann F. Ernst, Ph.D., Dennis E. Singleton and Robert H. Zerbst as members of our Board of Directors (the “Board”), each to serve until the 2012 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified;

•	to consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

•	to consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as more fully described in the accompanying Proxy Statement;

•

to consider and vote upon the recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on the compensation of our named executive officers (every one, two or three years); and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2011 Annual Meeting of Stockholders.

Your proxy to vote your shares at the Annual Meeting is solicited by the Board, which recommends that our stockholders vote:

•	FOR the election of the Board’s nominees named herein;

•	FOR ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

•	FOR the approval, on a non-binding, advisory basis, of a triennial advisory vote on the compensation of our named executive officers.

Please refer to the attached Proxy Statement, which forms a part of this Notice of 2011 Annual Meeting of Stockholders and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. If you are viewing the Proxy Statement on the Internet, you may authorize your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the

Proxy Statement, you may authorize your proxy by completing and mailing the proxy card enclosed with the Proxy Statement, or you may authorize your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

The Board has fixed the close of business on March 7, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

By Order of Our Board of Directors,

A. William Stein
Chief Financial Officer,
Chief Investment Officer and Secretary

San Francisco, California

March 16, 2011

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly authorizing your proxy via the Internet, by telephone or by mailing a proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States will be provided if you wish to authorize your proxy by mail. For specific instructions on authorizing a proxy, please refer to the instructions on the Notice of Internet Availability of Proxy Materials. Even if you have authorized your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), of proxies to be exercised at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, April 25, 2011, at 12:00 p.m., local time, or at any postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2011 Annual Meeting of Stockholders. Proxies are solicited to give all stockholders of record at the close of business on March 7, 2011 (the “Record Date”) an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at 560 Mission Street, 20th Floor conference center (the Market Room), San Francisco, CA 94105.

Pursuant to the rules of the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about March 16, 2011 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about March 16, 2011. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), as of the Record Date. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Quorum

A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. As of the Record Date, 91,501,359 shares of Common Stock were outstanding.

Voting of Shares

Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. If you choose not to attend the Annual Meeting, you may still authorize your proxy via the Internet, by telephone or by mailing a proxy card.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Proxy Card and Revocation of Proxy

If you sign a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy:

•	FOR the election of all of the director nominees;

•	FOR ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

•	FOR the approval, on a non-binding, advisory basis, of a triennial advisory vote on the compensation of our named executive officers.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), so no such matters may be brought to a vote at the Annual Meeting.

If you vote your shares by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to the Company’s Secretary at the Company’s principal executive office at 560 Mission Street, Suite 2900, San Francisco, California 94105, a written notice of revocation, or by delivering by mail, by telephone, via the Internet or in person a duly executed proxy bearing a later date, or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of the directors. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required for ratifying the selection of KPMG LLP as our independent registered public accounting firm. For purposes of the vote on ratifying the selection of KPMG LLP as our independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to adopt a resolution approving, on a non-binding, advisory basis, the compensation of our named executive officers. For purposes of the vote to approve the compensation of our named executive officers, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the vote upon the recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on the compensation of our named executive officers, the frequency receiving a majority of votes cast (every one, two or three years) will be considered the frequency recommended by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. For purposes of the vote on the frequency of holding an advisory vote on the compensation of our named executive officers, abstentions and broker non-votes will have no effect on the result of the vote.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies. We may reimburse banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for their expenses incurred in forwarding the solicitation materials to beneficial owners. Solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the Record Date. If you hold your shares in street name (such as through a bank or broker), you should bring your statement showing your beneficial ownership of our Common Stock in order to be admitted to the meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 560 Mission Street, Suite 2900, San Francisco, California 94105, our telephone number is (415) 738-6500 and our website is http://www.digitalrealtytrust.com.* References herein to the “Company” refer to Digital Realty Trust, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is March 16, 2011.

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

ITEM 1	ELECTION OF DIRECTORS

Under the Company’s charter and the Bylaws, each member of the Board serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the seven nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the seven director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Kathleen Earley, Ruann F. Ernst, Ph.D., Dennis E. Singleton and Robert H. Zerbst are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals.

Nominees for Election for a One-Year Term Expiring at the 2012 Annual Meeting

The following table sets forth the names and ages as of March 7, 2011 of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company:

Name	Age	Position	Director Since
Richard A. Magnuson	53	Director and Chairman of the Board	2004
Michael F. Foust	55	Chief Executive Officer and Director	2004
Laurence A. Chapman	61	Director	2004
Kathleen Earley	59	Director	2004
Ruann F. Ernst, Ph.D.	64	Director	2004
Dennis E. Singleton	66	Director	2004
Robert H. Zerbst	64	Director	2009

The following are biographical summaries for our nominees for election as directors of the Company:

Richard A. Magnuson has served as Chairman of our Board since our inception. Mr. Magnuson is a founder of, and since February 2001 has served as Chief Executive Officer of, GI Partners, an international private equity fund manager which oversees the activities of GI Partners Funds I, II and III. From November 1999 until May 2007, Mr. Magnuson served as Executive Managing Director of CB Richard Ellis Investors, where he formed and managed the investments and activities of GI Partners Fund I. From 1994 through 1999, Mr. Magnuson held various positions with Nomura Securities, most recently as Deputy Managing Director of their London-based Principal Finance Group. From 1989 until 1994, Mr. Magnuson was a director in the Investment Banking division of Merrill Lynch. Mr. Magnuson previously served as a director of Glenborough Realty Trust until its sale and is presently a director of four private companies. Mr. Magnuson received a Bachelor of Arts degree with honors from Dartmouth College and a Master of Business Administration degree from Stanford University Graduate School of Business. Our Board selected Mr. Magnuson to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with real estate investments and management and experience serving on the board of directors of a public real estate investment trust, or REIT.

Michael F. Foust has served as our Chief Executive Officer and as a director since our inception. Mr. Foust is a founder of GI Partners and served as a managing director of GI Partners’ advisor from its inception in

February 2001 until our initial public offering. During his tenure at GI Partners, Mr. Foust directed technical property acquisitions and portfolio management. Mr. Foust has over 25 years of experience in institutional real estate investments and portfolio management. Prior to the founding of GI Partners, from 1999 to 2001, he was a senior director at CB Richard Ellis Investors. From 1995 to 1999, Mr. Foust was a Senior Vice President at CB Richard Ellis, where he managed regional asset services operations. During the period from 1985 to 1995, Mr. Foust held senior portfolio management and investment positions at UBS Asset Management, Karsten Realty Advisors and Trammell Crow Company. Prior to his real estate career, from 1979 to 1985, Mr. Foust participated in the origination of two related international telecommunications companies, Consortium Communications International and Progressive Systems Inc. The companies provided message switching and turn-key networks for multinational corporations. Mr. Foust received a Bachelor of Arts degree magna cum laude from Harvard University and a Master of Business Administration degree from Harvard Business School. Our Board selected Mr. Foust to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with property acquisition, operations, development and management.

Laurence A. Chapman has served as a director since 2004. Mr. Chapman is currently Chair of our Audit Committee and a member of our Nominating and Corporate Governance Committee. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Goodrich Corp. from 1999 until his retirement in 2000. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Rohr, Inc., an aerospace company, from 1994 until 1999, when Rohr, Inc. merged with Goodrich Corp. His responsibilities at both companies included accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions. Prior to his service at Rohr, Inc., Mr. Chapman was employed at Westinghouse Electric Corporation from 1981 through 1994. From 1992 through 1994, Mr. Chapman was the Vice President and Treasurer of Westinghouse Electric Corporation where he was responsible for the financing activities of Westinghouse Electric Corporation and Westinghouse Credit Corp. His responsibilities included supervising corporate finance, cash and short-term funding, project finance, bank relations and international treasury. Mr. Chapman received a Bachelor of Commerce degree (Accounting and Finance) with Great Distinction from McGill University and a Master of Business Administration degree from Harvard Business School. He is a fellow of the Institute of Canadian Bankers. Our Board selected Mr. Chapman to serve as a director because it believes he possesses valuable financial and accounting expertise, including at companies with extensive real estate interests and his extensive experience in his prior positions of Chief Financial Officer.

Kathleen Earley has served as a director since 2004. Ms. Earley is currently Chair of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. Ms. Earley is the former President and Chief Operating Officer of TriZetto Group, Inc. where she worked from November 2004 until she retired in September 2008. From 1994 through September 2001, Ms. Earley was employed at AT&T Corporation. While at AT&T Corporation, Ms. Earley served as Senior Vice President of Enterprise Networking and Chief Marketing Officer, where she oversaw all AT&T Corporation business-related brand, image and advertising and marketing strategy. One of Ms. Earley’s largest contributions was as President of AT&T Data & Internet Services, a business unit that provided Internet Protocol (IP), web hosting, data and managed network services. Under her leadership, AT&T’s network became one of the largest Internet backbones in the industry. Prior to joining AT&T Corporation, Ms. Earley was employed by IBM Corporation for 17 years with positions in sales, marketing, planning and strategy development. Ms. Earley is currently a member of the board of directors of a privately-held company, Gateway EDI, and previously served on the boards of Switch & Data Facilities Company and Vignette Corp. prior to their sale. Ms. Earley received a Bachelor of Science degree and a Master of Business Administration degree, both from the University of California, Berkeley. Our Board selected Ms. Earley to serve as a director because it believes she possesses valuable expertise in the telecommunications and colocation industries, as well as in strategic planning and operations, including extensive experience with sales, marketing and technology-related operations.

Ruann F. Ernst, Ph.D. has served as a director since 2004. Ms. Ernst is currently a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Ms. Ernst served as Chief Executive Officer of Digital Island, Inc., an e-business delivery network company, from June 1998 until her retirement in January 2002. Ms. Ernst was Chairperson of the Board of Digital Island from December 1999 through July 2001, when the company was acquired by Cable & Wireless, Plc. From 1988 through 1998, Ms. Ernst worked for Hewlett Packard Company, an electronics equipment and computer company, in various management positions, most recently as General Manager, Financial Services Business Unit, and also worked as a Vice President for General Electric Information Services Company. Prior to her work in the technology industry, Ms. Ernst served on the faculty of The Ohio State University, was Director of Medical Research and Computing and served as a Congressional Fellow in the Office of Technology Assessment. Ms. Ernst serves on the board of directors for IHS Inc., which is listed on the New York Stock Exchange. She also serves on the board of directors of Red Planet for NASA and on two non-profit entities: Azimuth Foundation (Kids Sports Stars) and The Ohio State University Foundation. Ms. Ernst received a Bachelor of Science, a Master of Science and a Ph.D. from The Ohio State University. Our Board selected Ms. Ernst to serve as a director because it believes she possesses valuable expertise in the telecommunications and colocation industries, including extensive experience working with and leading technology companies.

Dennis E. Singleton has served as a director since 2004. Mr. Singleton is currently Chair of our Compensation Committee and a member of our Audit Committee. Mr. Singleton was a founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001. Mr. Singleton served as Chief Financial Officer and Director of Spieker Properties, Inc. from 1993 to 1995, Chief Investment Officer and Director from 1995 to 1997 and Vice Chairman and Director from 1998 until his retirement in 2001. During his tenure, Mr. Singleton was involved in identifying and analyzing strategic portfolio acquisition and operating opportunities and oversaw the acquisition and development of more than 20 million square feet of commercial property. From 2001 to the present, Mr. Singleton has managed personal investments in real estate. Mr. Singleton is currently a member of the board of directors and serves on the audit committee of BRE Properties, Inc. Mr. Singleton received a Bachelor of Science degree from Lehigh University and a Master of Business Administration degree from Harvard Business School. Our Board selected Mr. Singleton to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with acquisition, financing and operation of commercial property.

Robert H. Zerbst has served as a director since October 2009. Mr. Zerbst is a member of our Compensation Committee and Nominating and Corporate Governance Committee, effective 2010. Mr. Zerbst is currently a private real estate investor. Prior to that, Mr. Zerbst served as a Special Advisor to CB Richard Ellis Investors. Mr. Zerbst joined CB Richard Ellis Investors as President in 1997. He served as Chief Executive Officer from 1998 through 2006 and served as Chairman during 2007 and 2008. In 1981, Mr. Zerbst founded and served as Chief Executive Officer of Piedmont Realty Advisors, a San Francisco-based real estate investment manager. In 1991, Piedmont merged with The RREEF Funds. While a partner at RREEF, Mr. Zerbst was responsible for all investments in the western United States and opportunistic investments nationally. Mr. Zerbst was the Chairman and member of the audit and compensation committees of the board of directors of CBRE Realty Trust, a public company, from 2004 through 2009. Mr. Zerbst is a member of the Pension Real Estate Association (PREA), immediate past Chairman of the National Association of Real Estate Investment Managers (NAREIM), past board member of the National Council of Real Estate Investment Fiduciaries (NCREIF), Asia Society and the Policy Advisory Board of the Fisher Center at the Haas School of Business, University of California at Berkeley and a Trustee of the San Francisco Conservatory of Music. Mr. Zerbst received a Bachelor of Arts from Miami University and a Master of Arts in Economics, a Master of Business Administration and a Ph.D. in Finance and Real Estate Economics from The Ohio State University. He has also earned the CRE and MAI professional designations. Our Board selected Mr. Zerbst to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with real estate acquisition and investment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. MAGNUSON, FOUST, CHAPMAN, SINGLETON AND ZERBST AND MSES. EARLEY AND ERNST TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2012 ANNUAL MEETING AND UNTIL A SUCCESSOR FOR EACH HAS BEEN DULY ELECTED AND QUALIFIED.

Executive Officers

The following table sets forth the names, ages as of March 7, 2011 and positions of our Chief Executive Officer, our Chief Financial Officer and the other three most highly compensated officers of the Company for the year ended December 31, 2010 (the “named executive officers”):

Name	Age	Position	Executive Officer Since
Michael F. Foust	55	Chief Executive Officer and Director (principal executive officer)	2004
A. William Stein	57	Chief Financial Officer, Chief Investment Officer and Secretary (principal financial officer)	2004
Scott E. Peterson	49	Chief Acquisitions Officer	2004
Christopher J. Crosby, Jr.†	39	Senior Vice President, Corporate Development	2004
David J. Caron	55	Senior Vice President, Portfolio Management	2004

The following are biographical summaries for our named executive officers other than Mr. Foust, for whom a biographical summary can be found in the preceding section.

A. William Stein joined GI Partners as a consultant in April 2004 and has served as our Chief Financial Officer, Chief Investment Officer and Secretary since July 2004. Mr. Stein has over 31 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining our Company, Mr. Stein provided turnaround management advice to both public and private companies. From 2000 to 2001, Mr. Stein served as Co-Head of VentureBank@PNC and Media and Communications Finance at The PNC Financial Services Group where he was responsible for directing the delivery of PNC’s products and services to VentureBank’s high technology and emerging growth client base. Before joining PNC, Mr. Stein was President and Chief Operating Officer of TriNet Corporate Realty Trust, a REIT that was acquired by Starwood Financial Trust (now called iStar Financial) in late 1999. Prior to being named President of TriNet, Mr. Stein was Executive Vice President, Chief Financial Officer and Secretary. TriNet’s portfolio consisted of office, industrial and retail properties throughout the U.S. Before joining TriNet in 1995, Mr. Stein held a number of senior investment and financial management positions with Westinghouse Electric, Westinghouse Financial Services and Duquesne Light Company. Mr. Stein practiced law for eight years, specializing in financial transactions and litigation. Mr. Stein is a member of the board of directors of Wesdome Gold Mines LTD, a public company traded on the Toronto Stock Exchange. Mr. Stein received a Bachelor of Arts degree from Princeton University, a Juris Doctor degree from the University of Pittsburgh and a Master of Science degree with Distinction from the Graduate School of Industrial Administration at Carnegie Mellon University.

Scott E. Peterson is our Chief Acquisitions Officer responsible for acquisition activities and has served in such role since November 2010. Prior to this role, Mr. Peterson served as our Senior Vice President, Acquisitions since October 2004. Mr. Peterson was a managing director of GI Partners from August 2002 until October 2004. While at GI Partners, Mr. Peterson was responsible for property acquisitions with an emphasis on technical properties. Mr. Peterson has over 23 years of real estate experience and was most recently a Senior Vice President with GIC Real Estate, the real estate investment entity for the Government of Singapore Investment Corporation, from May 1994 to August 2002. Previously, Mr. Peterson was active in investments, development and asset management with LaSalle Partners, a real estate services company, and Trammell Crow Company, a real estate developer. Mr. Peterson received a Bachelor of Arts degree from Northwestern University and a Master of Business Administration degree from Northwestern University.

Christopher J. Crosby, Jr. has served as our Senior Vice President of Corporate Development since August 2009 and has resigned from our Company effective April 4, 2011. Prior to this role, Mr. Crosby served as our Senior Vice President of Sales and Technical Services since October 2005. Mr. Crosby joined our Company in

†	Mr. Crosby has resigned from the Company effective April 4, 2011.

October 2004 as Vice President of our sales and technical services activities. From 2003 until joining our Company, Mr. Crosby was a Managing Director of Proferian, LLC, a former service provider to GI Partners. While at Proferian, Mr. Crosby was responsible for leasing and sales within the GI Partners portfolio with an emphasis on technology-related leasing, including turn-key datacenter space. Mr. Crosby has over 18 years of technology and technology leasing experience. From 2001 to 2002, Mr. Crosby was a consultant for CRG West, LLC, an operating partner of The Carlyle Group, formed in 2001 to oversee and enhance strategic telecom assets managed by Carlyle Realty Group. Previously, Mr. Crosby was active in sales, sales management and product development at Nortel Networks, then a leading supplier of products and services that support the Internet and other public and private data, voice and multimedia communications networks. Mr. Crosby received a Bachelor of Science degree from the University of Texas at Austin.

David J. Caron has served as our Senior Vice President of Portfolio Management since February 2009. Mr. Caron joined our Company in October 2004 as Vice President of portfolio management responsible for the performance of our eastern region. Mr. Caron has over 30 years of experience managing extensive portfolios of commercial properties. From 1992 until joining our Company, Mr. Caron was Vice President of Asset Management at Bank of Boston, where he specialized in the management and disposition of a national portfolio of commercial office and retail properties. Previously, Mr. Caron spent 12 years at John Hancock, where he had various roles in real estate finance for its Tucker Anthony subsidiary and in his last role he was the Vice President of Operations for John Hancock Investment Services. In that role he structured private and public real estate funds and oversaw SEC filings for the funds. Mr. Caron received a Bachelor of Science degree from Northeastern University.

Board Governance Documents

The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance guidelines, as well as a code of business conduct and ethics that applies to the Company’s employees, officers and directors, including our principal executive officer and principal financial officer. To view our committee charters, corporate governance guidelines and code of business conduct and ethics, please visit our website at http://www.digitalrealtytrust.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to A. William Stein, Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

Independent Directors

New York Stock Exchange (“NYSE”) listing standards require NYSE-listed companies to have a majority of independent board members and a nominating and corporate governance committee, compensation committee and audit committee each composed solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).

In addition, the NYSE listing standards provide that a director is not independent if:

(i) the director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer of the listed company;

(ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) (A) the director is a current partner or employee of a firm that is the company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

(iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board by resolution has affirmatively determined that, based on the standards set forth in the NYSE rules and our corporate governance documents, all nominees for election to the Board at the 2011 Annual Meeting are independent (the “Independent Directors”), except for Messrs. Magnuson and Foust.

Board Meetings

The Board held ten meetings and the Independent Directors met in executive session four times during 2010. At each executive session of our Independent Directors, a presiding director is selected by a majority of the directors present in their discretion after consideration of the subject matter of the discussion. The number of meetings for each Board committee is set forth below under the heading “—Board Committees.” During the year ended December 31, 2010, all of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served. All of the then-current directors attended the 2010 Annual Meeting, and the Board expects all current directors to attend the 2011 Annual Meeting barring unforeseen circumstances or irresolvable conflicts.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Because Mr. Magnuson, our Chairman, is an employee of the Company and is therefore not “independent,” at each executive session of our Independent Directors, a presiding director is selected by a majority of the directors present in their discretion after consideration of the subject matter of the discussion. This separation of the roles of Chairman and Chief Executive Officer also allows for greater oversight of the Company by the Board. The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Mr. Magnuson and Mr. Foust, is a leadership structure based on the experienced leadership afforded by a Chairman (currently Mr. Magnuson) and a full-time Chief Executive Officer (currently Mr. Foust).

Board Committees

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, engagement, compensation, and independence of the registered public accounting firm that shall audit the Company’s financial statements (the “independent auditor”); and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, oversees our internal audit controls and prepares the report that federal securities laws require be included in our annual Proxy Statement. The Audit Committee carries out its responsibilities in accordance with the terms of our Audit Committee Charter, which is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Mr. Chapman is Chair and Ms. Ernst and Mr. Singleton are members of the Audit Committee. The Board has determined that Mr. Chapman is an “audit committee financial expert” as defined by the SEC. The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The Audit Committee is composed of Independent Directors under the current NYSE listing standards. Such directors also satisfy the independence requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i). During 2010, the Audit Committee met four times.

Before the Company’s independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC and approval of such services before the completion of the audit is obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee delegated the authority to grant pre-approvals to Mr. Chapman, the Chair of the Audit Committee.

Information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters—Audit Committee Report.”

Compensation Committee

Our Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our named executive officers, administers the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended (the “Incentive Award Plan”), and any other incentive compensation programs and produces an annual report on executive compensation for inclusion in our Proxy Statement. Our Compensation Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Mr. Singleton is Chair and Ms. Earley, Ms. Ernst and Mr. Zerbst are members of the Compensation Committee. All members of the Compensation Committee are Independent Directors. During 2010, the Compensation Committee met four times.

The Compensation Committee exercises all powers delegated to it by the Board related to compensation matters, including approval of incentive compensation and oversight of benefit plans for employees of the Company. The Compensation Committee has authority to grant awards under our Incentive Award Plan. The Compensation Committee is primarily responsible for determining cash and non-cash compensation for our Chief Executive Officer, Chief Financial Officer and other named executive officers.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except for:

•	the review and approval of compensation for our Chief Executive Officer and all other named executive officers;

•

the recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans and the review and approval of all officers’ employment agreements and severance arrangements;

•	the management or review of all annual bonus, long-term incentive compensation, stock option, employee pension or welfare benefit plans; and

•

any matters that involve executive compensation or any matters where the Compensation Committee has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

To aid the Compensation Committee in making its determination, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. Each named executive officer participates in an annual performance review either with the Board, in the case of our Chief Executive Officer, or with our Chief Executive Officer, in the case of all other named executive officers, to obtain input about their contributions to our success for the period being assessed. The performance of our named executive officers is also reviewed annually by the Compensation Committee.

For 2010, the Compensation Committee retained the services of Towers Watson & Co. (“Towers Watson”), a human capital consulting firm, to serve as the Compensation Committee’s independent compensation consultant. Towers Watson was engaged to assist the Compensation Committee, among other things, in conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, total cash compensation, target bonuses, long-term incentives and total direct compensation; reviewing market data on compensation; understanding industry trends; performing equity dilution and overhang analysis; assessing the current annual incentive plan; assessing the current potential value of long-term incentives for executives and modifying/designing a plan for 2010 and future awards; understanding trends to carry out the Compensation Committee’s duties; aligning and testing performance-related pay; and understanding stakeholder interests.

Nominating and Corporate Governance Committee

We have a standing Nominating and Corporate Governance Committee, whose function is to assist the Board in discharging the Board’s responsibilities regarding (i) the identification of qualified candidates to become Board members, (ii) the selection of nominees for election as directors, (iii) the selection of candidates to fill any vacancies on the Board, (iv) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company and (v) oversight of the evaluation of the Board and management. Our Nominating and Corporate Governance Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Ms. Earley is Chair and Ms. Ernst, Mr. Chapman and Mr. Zerbst are members of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are Independent Directors. During 2010, the Nominating and Corporate Governance Committee met two times. Further information regarding the Nominating and Corporate Governance Committee is set forth below in “—Qualifications of Director Nominees,” “—Nominating and Corporate Governance Committee’s Process for Considering Director Nominees” and “—Manner by which Stockholders May Recommend Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate governance, for example as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iii)	experience in the Company’s industry;

(iv)	experience as a board member of another publicly held company;

(v)	academic expertise in an area of the Company’s operations; and

(vi)	practical and mature business judgment, including an ability to make independent analytical inquiries.

While the Nominating and Governance Committee does not have a formal policy regarding diversity, the Company’s Corporate Governance Guidelines state that each individual nominee is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Committee considers diversity of the Board in identifying director nominees, including diversity in experience, professional background, areas of expertise and industries of the candidate.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee, at least annually, evaluates the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee recommends to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “—Qualifications of Director Nominees.”

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Articles Supplementary of each class of our outstanding preferred stock, voting together, to elect two directors upon a dividend default), then the nomination or election of such directors will be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. All recommendations must be directed to Kathleen Earley, Chair of the Nominating and Corporate Governance Committee, care of A. William Stein, Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105. Recommendations for director nominees to be considered at the 2012 Annual Meeting must be received in writing not later than 5:00 p.m., Pacific Time, on November 17, 2011 and not earlier than October 18, 2011. In the event that the date of the 2012 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2011 Annual Meeting, notice by the stockholder must be received not earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting. Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Nominating and Corporate Governance Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is, or has been at any time during the current or preceding calendar year, an employee of the recommending stockholder or any member of the recommending stockholder group;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted, directly or indirectly, any consulting, advisory or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates, during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director and (iii) satisfies the standards for our directors set forth above in “—Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to the Company and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Board’s Role in Oversight of Risk

The Board has an active role in overseeing management of the Company’s risks, and the Company’s management provides it with a regular report highlighting its assessments and recommendations. The Board regularly reviews information from members of senior management regarding the Company’s financial performance, balance sheet, credit profile and liquidity, as well as the risks associated with each. The Board also receives reports from members of management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Compensation Committee of the Board assesses and monitors risks relating to the Company’s executive officer and employee compensation policies and practices. The Audit Committee of the Board oversees management of financial reporting and internal controls risks. The Nominating and Corporate Governance Committee of the Board is responsible for overseeing the management of risks associated with the independence of the Board.

Stockholder and Interested Party Communications with the Board

Stockholders and interested parties may send correspondence directed to the Board, care of Joshua A. Mills, Senior Vice President, General Counsel and Assistant Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105. Mr. Mills will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Mills will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Mills will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management and Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

ITEM 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting on the matter is required to ratify the selection of KPMG LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 7, 2011, the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (“units”) in Digital Realty Trust, L.P., a Maryland limited partnership (our “operating partnership”), of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock and units, (ii) directors and named executive officers and (iii) all directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock and units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units(2)
FMR LLC(3)	8,577,403	9.4%	8.9%
Capital World Investors(4)	8,510,000	9.3%	8.8%
The Vanguard Group, Inc.(5)	7,964,812	8.7%	8.3%
Blackrock, Inc.(6)	5,417,237	5.9%	5.6%
Invesco Ltd.(7)	5,399,351	5.9%	5.6%
APG Asset Management US Inc.(8)	4,859,272	5.3%	5.0%
Stichting Pensioenfonds ABP(9)	4,859,272	5.3%	5.0%
Vanguard Specialized Funds — Vanguard REIT Index Fund(10)	4,614,785	5.0%	4.8%
Richard A. Magnuson(11)	727,218	*	*
Michael F. Foust(12)	164,485	*	*
Laurence A. Chapman(13)	57,943	*	*
Kathleen Earley(14)	12,593	*	*
Ruann F. Ernst(15)	5,543	*	*
Dennis E. Singleton(16)	9,543	*	*
Robert H. Zerbst(17)	1,966	*	*
A. William Stein(18)	37,210	*	*
Scott E. Peterson(19)	27,754	*	*
Christopher J. Crosby, Jr.(20)	33,486	*	*
David J. Caron(21)	59,299	*	*
All directors and executive officers as a group (16 persons)	1,227,382	1.3%	1.3%

*	Less than 1%.
(1)	Based on 91,501,359 shares of our Common Stock outstanding as of March 7, 2011. The percentage of shares of our Common Stock beneficially owned by a person assumes that all the units held by a person that are vested or will vest within 60 days of March 7, 2011 are exchanged for shares of our Common Stock, that none of the vested units held by other persons are so exchanged, that all options for the purchase of shares of our Common Stock exercisable within 60 days of March 7, 2011 held by the person are exercised in full and that no options for the purchase of shares of our Common Stock held by other persons are exercised.
(2)	Based on 96,390,100 shares of our Common Stock and units, including vested long-term incentive units, outstanding as of March 7, 2011, comprising 91,501,359 shares of our Common Stock and 4,888,741 units. The percentage of shares of our Common Stock and units beneficially owned by a person assumes that all the units held by a person that are vested or will vest within 60 days of March 7, 2011 are exchanged for shares of our Common Stock, that none of the vested units held by other persons are so exchanged, that all options for the purchase of shares of our Common Stock exercisable within 60 days of March 7, 2011 held by the person are exercised in full and that no options for the purchase of shares of our Common Stock held by other persons are exercised.

(3)	Based solely on information contained in an amended Schedule 13G jointly filed by FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, with the SEC on February 14, 2011. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC has sole voting power with respect to 5,256,011 shares, sole dispositive power with respect to 8,577,403 shares and shared voting and shared dispositive powers with respect to zero shares. Edward C. Johnson 3d has sole dispositive power with respect to 8,577,403 shares and sole voting, shared voting and shared dispositive powers with respect to zero shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 3,321,392 shares as a result of its serving as an investment adviser to various investment companies. Each of Edward C. Johnson 3d and FMR LLC has sole dispositive power and no voting power with respect to these 3,321,392 shares. Voting power with respect to these shares resides with the Board of Trustees of Fidelity. Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 383,503 shares as a result of its serving as an investment adviser to institutional accounts, non-U.S. mutual funds or investment companies. Each of Edward C. Johnson 3d and FMR LLC has sole voting and sole dispositive powers with respect to these shares. Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 651,202 shares as a result of its serving as investment manager of institutional accounts owning such shares. Each of Edward C. Johnson 3d and FMR LLC has sole voting and sole dispositive powers with respect to these shares. FIL Limited, together with various foreign-based subsidiaries, is the beneficial owner of 4,219,096 shares.
(4)	Based solely on information contained in a Schedule 13G filed by Capital World Investors with the SEC on February 14, 2011. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. Capital World Investors has sole voting and sole dispositive powers with respect to 8,510,000 shares and shared voting and shared dispositive powers with respect to zero shares. Capital World Investors, a division of Capital Research and Management Company (CRMC), is deemed to be the beneficial owner of 8,510,000 shares as a result of CRMC acting as investment adviser to various investment companies.
(5)	Based solely on information contained in an amended Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2011. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power with respect to 60,802 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 7,904,010 shares and shared dispositive power with respect to 60,802 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 60,802 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.
(6)	Based solely on information contained in an amended Schedule 13G filed by Blackrock, Inc. with the SEC on February 4, 2011. The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022. Blackrock, Inc. has sole voting and sole dispositive powers with respect to 5,417,237 shares and shared voting and shared dispositive powers with respect to zero shares.
(7)	Based solely on information contained in an amended Schedule 13G filed by Invesco Ltd. with the SEC on February 10, 2011. The address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, Georgia 30309. As investment advisers, subsidiaries of Invesco Ltd. direct the voting and disposition of shares as follows: (a) Invesco Advisers, Inc. has sole voting power with respect to 4,093,594 shares, shared voting power with respect to 45,145 shares, sole dispositive power with respect to 4,981,979 shares and shared dispositive power with respect to 26,145 shares; (b) Invesco PowerShares Capital Management has sole voting and sole dispositive powers with respect to 10,659 shares and shared voting and shared dispositive powers with respect to zero shares; (c) Invesco National Trust Company has sole voting power with respect to 36,062 shares, sole dispositive power with respect to 40,808 shares and shared voting and shared dispositive powers with respect to zero shares; (d) Stein Roe Investment Counsel, Inc. has sole voting power with respect to 903 shares, sole dispositive power with respect to 2,792 shares and shared voting and shared dispositive powers with respect to zero shares; and (e) Van Kampen Asset Management has sole voting and sole dispositive powers with respect to 26,064 shares and shared voting and shared dispositive powers with respect to zero shares.
(8)	Based solely on information contained in a Schedule 13G filed by APG Asset Management US Inc. with the SEC on February 14, 2011. The address of APG Asset Management US Inc. is 666 Third Avenue, New

York, NY 10017. APG Asset Management US Inc. has sole voting and sole dispositive powers with respect to 4,859,272 shares and shared voting and shared dispositive powers with respect to zero shares. APG Algemene Pensioens Groep NV (“APG NL”) is the exclusive investment manager with the power to vote and make all investment decisions with respect to the securities, and APG NL has delegated its investment and voting power to APG Asset Management US Inc. (“APG US”). APG NL owns all of the voting shares of APG US and thus may be deemed to beneficially own any securities over which APG US exercise investment management or voting discretion. APG Groep NV owns all of the shares of APG NL and Stichting Pensioenfonds ABP owns all of the shares of APG Groep NV.

(9)	Based solely on information contained in a Schedule 13G filed by Stichting Pensioenfonds ABP with the SEC on February 14, 2011. The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. Stichting Pensioenfonds ABP has sole voting and sole dispositive powers with respect to 4,859,272 shares and shared voting and shared dispositive powers with respect to zero shares.
(10)	Based solely on information contained in a Schedule 13G filed by Vanguard Specialized Funds — Vanguard REIT Index Fund with the SEC on February 10, 2011. The address of Vanguard Specialized Funds — Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard Specialized Funds — Vanguard REIT Index Fund has sole voting power with respect to 4,614,785 shares, shared voting power with respect to zero shares, sole dispositive and shared dispositive powers with respect to zero shares.
(11)	Includes 304,827 long-term incentive units, 297,128 class C profits interest units and 125,263 stock options to purchase shares of our Common Stock.
(12)	Includes 65,911 unvested long-term incentive units, 25,677 class C profits interest units and 8,799 stock options to purchase shares of our Common Stock.
(13)	Includes 1,979 long-term incentive units.
(14)	Includes 2,095 long-term incentive units. Includes 50 shares of our Common Stock held by a member of Ms. Earley’s immediate family over which Ms. Earley may be deemed to share voting and investment power; Ms. Earley disclaims beneficial ownership over such shares except to the extent of her pecuniary interest therein.
(15)	Includes 3,095 long-term incentive units.
(16)	Includes 9,543 long-term incentive units.
(17)	Includes 1,966 long-term incentive units.
(18)	Includes 25,171 long-term incentive units, 6,723 class C profits interest units and 5,316 stock options to purchase shares of our Common Stock.
(19)	Includes 18,495 long-term incentive units, 7,059 class C profits interest units and 2,200 stock options to purchase shares of our Common Stock.
(20)	Includes 18,029 long-term incentive units, 8,823 class C profits interest units and 6,634 stock options to purchase shares of our Common Stock.
(21)	Includes 24,358 long-term incentive units, 16,135 class C profits interest units and 18,806 stock options to purchase shares of our Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, which consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, as determined under the rules of the SEC.

Executive Summary

We own, acquire, develop, redevelop and manage technology-related real estate by targeting high-quality, strategically located properties containing applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise datacenter users, including the information technology departments of Fortune 100 and financial services companies. The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis.

Pay for Performance

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our compensation program includes annual incentive bonuses and equity incentive compensation.

Under our annual incentive bonus program, we measure the named executive officer’s performance based on financial and operating goals and organizational development goals. The financial and operating goals include FFO targets, financing objectives, acquisitions targets, leasing and marketing objectives, operations objectives and organizational development objectives. The organizational development goals include achievement of certain organizational targets, leadership, development and motivation of employees to achieve high performance results and to focus on Company goals, and the fostering of cross-organizational teamwork.

We also provide long-term incentive profits interest units that are subject to both time-based and performance-based vesting conditions. For long-term profits interest units granted in 2010, the performance-based vesting condition was based on our achievement of FFO per diluted share and unit results for the fiscal year ended December 31, 2010.

During the past several years, the Company has been focused on growing our operations internally and through strategic acquisitions as well as through improved leasing and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. Accomplishments in the year ended December 31, 2010 include, among other things, the following:

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Reported funds from operations (“FFO”) of $3.39 per diluted share and unit for the year ended December 31, 2010, up 15.7% from $2.93 per diluted share and unit for the year ended December 31, 2009, and reported net income of $105.4 million for the year ended December 31, 2010, up 15.6% from $91.2 million for the year ended December 31, 2009.

•

Acquired fifteen properties totaling 2.3 million square feet for approximately $1.3 billion, including the acquisition of our first property in the Asia Pacific region, and an investment in an unconsolidated joint venture for $10.3 million in 2010.

•

Commenced leases on approximately 652,000 square feet during 2010 at an average annualized GAAP rent of approximately $111 per square foot, including non-technical space and signed leases on approximately 1.2 million square feet in 2010 at an average annualized GAAP rent of approximately $96 per square foot, including non-technical space.

•

Increased annual dividend on our Common Stock by 37% in 2010 from 2009 and increased quarterly dividend on our Common Stock by 28% for the first quarter of 2011 to $0.68 per share from the fourth quarter of 2010.

•	Raised over $1.6 billion of capital during 2010, which included:

•	Two investment-grade debt offerings of the operating partnership totaling $875 million aggregate principal amount.

•	Net proceeds of approximately $217.1 million from the issuance of approximately 3.8 million shares of our Common Stock under our equity distribution program at an average price of $57.66 per share.

•

Exchanged approximately $83.7 million aggregate principal amount of the 4.125% Exchangeable Senior Debentures due 2026, and redeemed our outstanding 8.50% Series A Cumulative Redeemable Preferred Stock and 7.875% Series B Cumulative Redeemable Preferred Stock.

Stockholder Interest Alignment

We believe that our equity award program further enhances long-term stockholder value and encourages long-term performance by providing a strong alignment of interests between our named executive officers and our stockholders. Therefore, equity is a key component of our executive compensation program, with equity awards ranging between 49% and 72% of our named executive officers’ compensation opportunity in 2010. All equity awards granted to our named executive officers in 2010 were in the form of long-term incentive units. These awards put significant value at risk for our named executive officers and are effective as an ownership and retention tool. In addition, in 2009, our Board adopted guidelines encouraging each director to hold shares of our Common Stock, which may include long-term incentive units in our operating partnership, in an amount equal to 2.5 times the aggregate number of shares and units granted to such director pursuant to the Incentive Award Plan during the preceding fiscal year, and to achieve this ownership level by the sixth year of such director’s Board membership.

Good Governance

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, we have separated the roles of Chief Executive Officer (currently Mr. Foust) and Chairman of the Board (currently Mr. Magnuson). Additionally, the Compensation Committee retained Towers Watson, an independent compensation consultant, to assist the Compensation Committee, among other things, in conducting and presenting the annual review of the total compensation packages for our executive officers. Although, in 2010, Towers Watson provided other de minimis non-executive compensation consulting services to the Company, the Compensation Committee was informed of the engagement of Towers Watson for such non-executive compensation consulting services and the fees to Towers Watson for such services did not exceed $120,000.

The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric. We have chosen the selected metrics to align employee compensation, including compensation for the executives named in the Summary Compensation Table of this Proxy Statement, to our business strategy. The following are a few key 2010 actions and decisions with respect to our compensation program:

•

As with past years, the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial, operational and organizational objectives for 2010 as approved by the Compensation Committee that are designed to challenge the named executive officers to high performance.

•

As named executive officers assume greater responsibility, a larger portion of their total cash compensation is designed to and does become dependent on Company, business group, and individual performance.

•	The Compensation Committee determines annual base salaries after reviewing salary survey data based on the Company’s historical performance relative to its peer group.

•	Our compensation programs encourage employees to build and maintain an ownership interest in the Company.

•

Towers Watson is retained directly by and reports to the Compensation Committee (except for de minimis non-executive compensation consulting services provided to the Company). Towers Watson had no prior relationship with our Chief Executive Officer or any other named executive officer.

•	Base salaries represented 11% to 21% whereas performance-based compensation represented 34% to 60% of the total compensation paid to our named executive officers.

•

Based on the recommendations of management, a review of the Company’s business plan and strategic objectives and the analysis provided by Towers Watson, the Compensation Committee established financial and operating goals and organizational development goals for each named executive officer.

Overview of Our Executive Compensation Program

Objectives of Our Executive Compensation Program

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our executive officers. The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. In order to achieve this objective, in addition to annual base salaries, our executive compensation program uses a combination of annual cash bonus incentives and long-term incentives through equity-based compensation. We use equity-based awards as long-term incentives because ownership of equity in the Company aligns the interests of the executives with long-term creation of stockholder value and we view our company-wide performance and growth as the relevant long-term metric, while our annual cash awards can be targeted to reward the attainment of narrower, short-term performance objectives. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executives are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to achievement of corporate goals and increases in stockholder value. We seek to provide total compensation to our executive officers that is competitive with the total compensation paid by comparable REITs and other real estate companies in our peer group, as discussed in more detail below.

The following are our principal objectives in establishing compensation for executive officers:

•	Attract and retain individuals with superior ability, managerial talent and leadership capability;

•	Ensure that executive officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	Incentivize management to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•

Enhance the officers’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key executives, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our Company through equity awards, including awards of long-term incentive units in our operating partnership.

Elements of Compensation

The major elements of compensation for our named executive officers are (1) a base salary, intended to provide a stable annual income for each executive officer at a level consistent with such officer’s individual contributions, (2) annual cash performance bonuses, intended to link each executive officer’s compensation to the Company’s performance and to such officer’s performance, and (3) long-term compensation, which includes grants of long-term incentive units in our operating partnership and other equity-based compensation intended to encourage actions to maximize stockholder value. Each of these elements is discussed in more detail below.

Certain named executive officers are also entitled to certain benefits upon a change in control of the Company, including severance benefits and full vesting of all long-term incentive units (other than certain performance-based vesting units that have not met their performance-based vesting requirement) and stock options. We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control. These items are described below under “Executive Compensation—Potential Payments upon Termination or Change in Control.”

We believe that each of these elements plays an important role in our overall executive compensation program and together serve to achieve our compensation objectives. The Compensation Committee allocates total compensation between the cash components and equity compensation based on review of the practices of our peer group, while considering the balance among providing stability, short-term incentives and long-term incentives to align the interests of management with our stockholders. In 2010, the percentage of salary and cash bonus (including annual cash incentive awards paid under our Incentive Award Plan) to total compensation ranged from 23% to 44% for our named executive officers and is set forth for each named executive officer in footnote 6 to our Summary Compensation Table below.

Determination of Compensation Awards

The Compensation Committee annually reviews and determines the total compensation to be paid to our named executive officers. Our management, after reviewing competitive market data and advice from a compensation consultant engaged by the Compensation Committee, makes recommendations regarding the compensation packages for our officers. The Compensation Committee in its review of these recommendations and in establishing the total compensation for each of our named executive officers considers several factors, including each executive’s roles and responsibilities, each executive’s performance, any significant accomplishments of the executive, our Company’s financial and operating targets and performance, and competitive market data applicable to each executive’s position and functional responsibilities.

Competitive Market Data and Compensation Consultant

In December 2009 and February 2010, the Compensation Committee reviewed the salary, bonus and equity compensation paid to our named executive officers and directors. In conducting this review, the Compensation Committee retained the services of Towers Watson as the Compensation Committee’s independent compensation consultant. In 2010, Towers Watson provided other de minimis non-executive compensation consulting services to the Company. The Compensation Committee was informed of the engagement of Towers Watson for such non-executive compensation consulting services and the fees to Towers Watson for such services did not exceed $120,000.

For its consulting services, Towers Watson was instructed to review the Company’s existing compensation program, provide current data with regard to industry trends, provide information regarding long-term compensation plan alternatives, identify and provide commentary on a peer group and provide cash and equity incentive award information for the peer group and provide recommendations as to possible modification to the design and implementation of the long-term incentive program.

Peer Group Review

The Compensation Committee reviews total cash and long-term compensation levels against those of our peer group companies in order to ensure executive compensation is set at levels that will attract and motivate qualified executives while rewarding performance based on corporate objectives. The Compensation Committee determines annual base salaries after reviewing salary survey data based on the Company’s historical performance relative to its peer group. The Compensation Committee sets compensation levels for each executive officer on the basis of several factors, including the executive officer’s level of experience, tenure with the Company, competitive market data applicable to the executive officer’s positions and functional responsibilities, promoting retention, the performance of the executive officer and our Company’s annual and long-term performance.

The peer group used to review 2010 base salaries, bonus targets and long-term equity awards consisted of the following 23 companies: Alexandria Real Estate Equities, Inc., AMB Property Corporation, AvalonBay Communities, Inc., BioMed Realty Trust, Inc., Boston Properties, Inc., Corporate Office Properties Trust Inc., Duke Realty Corporation, DuPont Fabros Technology, Inc., Essex Property Trust, Inc., Federal Realty Investment Trust, Healthcare Realty Trust Incorporated, Kilroy Realty Corporation, KIMCO Realty Corporation, Lexington Realty Trust, Liberty Property Trust, Mack-Cali Realty Corporation, Nationwide Health Properties, Inc., PS Business Parks, Inc., Simon Property Group, Inc., SL Green Realty Corp., Vornado Realty Trust, Washington Real Estate Investment Trust and Weingarten Realty Investors.

In order to review 2010 base salaries, bonus targets and long-term incentive awards, we adjusted our 2009 peer group. Additions to and deletions from our peer group resulted from an in-depth review of our 2009 peer group with advice from Towers Watson. The Compensation Committee and management, along with the consultant, reviewed a wide array of publicly-traded REITS in order to select appropriate and comparable peers based on their industries, their business focus and their size, as measured by sales, market capitalization and enterprise value. Based on this review, we deleted Brandywine Realty Trust and CBL & Associates Properties Inc. from our peer group and we added SL Green Realty Corp. and Vornado Realty Trust.

Annual Performance Reviews

To aid the Compensation Committee in setting base salaries, cash incentive targets and long-term equity awards, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. The Board annually reviews the performance of our Chief Executive Officer, and our Chief Executive Officer reviews the performance of the remaining named executive officers. All of these reviews are presented to the Compensation Committee to provide input about their contributions to our success for the period being assessed.

Description of Individual Elements of Compensation

During the year ended December 31, 2010, compensation for our named executive officers was composed of base salary, annual performance-based cash bonuses and equity compensation awards.

Annual Base Salary

We provide named executive officers and other employees with base salaries to compensate them for services rendered each year. Base salaries comprise the stable part of the compensation program that is not dependent on our performance. This compensation element is necessary to provide the financial certainty that our executives seek when they are considering whether to join or remain with our Company. Our Compensation Committee approved new base salaries for each of Messrs. Foust, Stein, Peterson, Crosby and Caron in February 2010. The new base salaries became effective in March 2010, except with respect to Mr. Crosby whose new base salary was effective as of January 1, 2010 commensurate with the change in his duties effective as of the same date. The base salaries for each of the named executive officers for 2010 were determined based in part on the analysis by Towers Watson of the compensation practices of companies in our peer group. The Compensation Committee also considered the Company’s historical performance relative to its peer group as well as the performance of each of our named executive officers and their contributions to our overall success. Based on its review, the Compensation Committee increased the salaries of each of our named executive officers for 2010. The 2010 salaries are set forth below under the heading “Executive Compensation—Summary Compensation Table.”

Annual Incentive Bonuses

Our annual incentive bonus program is structured to reward named executive officers based on our performance and the individual executive’s contribution to that performance. Annual incentive bonuses are paid in cash if and to the extent performance objectives established by the Compensation Committee at the beginning of the year are achieved. The Compensation Committee believes that the payment of the annual incentive bonus in cash provides the incentive necessary to retain executive officers and reward them for short-term Company performance.

Each named executive officer’s annual incentive bonus opportunity for 2010 was established by our Compensation Committee and is described in “Executive Compensation—Grants of Plan-Based Awards.” Each named executive officer’s bonus opportunity provides for target and maximum bonus amounts, expressed as a percentage of base salary. In setting these amounts, our Compensation Committee considers, among other factors, each executive’s roles and responsibilities within our Company, the total compensation package associated with that position and competitive market data applicable to that position.

For 2010, the target and maximum bonus amounts, expressed as a percentage of base salary, were 100% and 150% for Mr. Foust, 100% and 150% for Mr. Stein, 100% and 120% for Mr. Peterson, 75% and 115% for Mr. Crosby and 75% and 115% for Mr. Caron. In 2010, the target and maximum bonus amounts for each of Messrs. Stein and Caron were increased based on market data and practices, and Mr. Crosby’s target and maximum bonus amounts were increased in connection with the change in his new role to Senior Vice President, Corporate Development. In November 2010, Mr. Peterson was promoted from Senior Vice President, Acquisitions to Chief Acquisitions Officer, and his maximum bonus amount, expressed as a percentage of base salary, was increased from 100% to 120%. The target and maximum bonus payout percentages for each of the named executive officers, and the differences in such percentages among the named executive officers, were determined by reference to competitive market data and practices as well as consideration of each named executive officer’s performance, role and responsibilities at our Company. These amounts contemplate the target and maximum percentages set forth in each named executive officer’s employment agreement, and were the subject of arms-length negotiation between the Company and the named executive officer at the time that the agreement was entered into.

For 2010, based on the recommendations of management, a review of the Company’s business plan and the analysis provided by Towers Watson, the Compensation Committee established financial and operating goals and organizational development goals for each named executive officer. The financial and operating goals included funds from operations (“FFO”) targets, financing objectives, acquisitions targets, leasing and marketing objectives, operations objectives and organizational development objectives. FFO is used by industry analysts and investors as a supplemental performance measure of a REIT. FFO represents net income (loss) available to common stockholders and unitholders (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs), after adjustments for unconsolidated partnerships and joint ventures. In excluding real estate-related depreciation and amortization and gains and losses from property dispositions, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

The target and maximum levels of 2010 FFO established by the Compensation Committee were $3.20 and $3.30, respectively, per diluted share and unit. Our initial FFO guidance range for 2010 was $3.18 to $3.30 per diluted share and unit. These amounts were set by the Compensation Committee based on a number of factors, including expectations surrounding acquisitions and leasing assumptions, financing assumptions, earnings growth, general economic conditions, real estate and technology fundamentals and other specific circumstances facing the Company. For the purpose of determining bonuses, the Compensation Committee may adjust FFO to exclude profits, losses or expenses which the Compensation Committee determines to be non-recurring to give a more accurate picture of our annual performance. 2010 FFO was $3.39 per diluted share and unit, and was not adjusted by the Compensation Committee for purposes of determining bonuses.

The financing objective included many factors, including those related to ensuring adequate liquidity to meet our business needs, achieving low cost of capital for market conditions, maximizing risk-adjusted equity returns while maintaining financial flexibility, obtaining debt or equity financing appropriate for business needs, ensuring timely and accurate financial reporting, tax and forecasting, and maintaining an active and open dialogue with each of the ratings agencies. The acquisitions target set by the Compensation Committee for 2010 included targeting $200 to $250 million of new investments, delivery of new development and/or redevelopment product in the Silicon Valley and Paris markets and actively assisting our corporate development and sales groups with customer driven opportunities. The leasing objective was based on achieving certain leasing targets in 2010. The organizational development goals for 2010 included achievement of certain organizational targets, leadership, development and motivation of employees to achieve high performance results and to focus on Company goals, and the fostering of cross-organizational teamwork. The operations objectives for 2010 included integration of the customer service program into Europe, reducing cost of national contracts administered by our technical operations group and bringing certain property management in house. The operations objectives for 2010 also included meeting or exceeding property level operating budgets, meeting or exceeding a portfolio level gross operating margin target and the achievement of tenant retention goals. Management met or exceeded each of the objectives in 2010 and exceeded the maximum FFO established by the Compensation Committee.

The specific financial and operating goals and organizational development goals for each named executive officer were established by the Compensation Committee based on their areas of responsibility. Mr. Foust’s bonus was based 70% on financial and operating goals and 30% on organizational development goals. Mr. Stein’s bonus was based 85% on financial and operating goals and 15% on organizational development goals. Mr. Peterson’s bonus was based 80% on financial and operating goals and 20% on organizational development goals. Mr. Crosby’s bonus was based 80% on financial and operating goals and 20% on organizational development goals. Mr. Caron’s bonus was based 85% on financial and operating goals and 15% on organizational development goals.

The Compensation Committee, based in part on the recommendations of management, determined each named executive officer’s bonus based on the achievement of the established goals. For 2010, the Compensation Committee determined that all established goals had been achieved or exceeded. Accordingly, the Compensation Committee awarded Messrs. Foust, Stein, Peterson, Crosby and Caron their bonuses for 2010 in amounts that represented 116% to 145% of their respective target bonuses.

Equity Incentive Compensation

We have historically granted to our executive officers stock options and long-term incentive units in our operating partnership under our Incentive Award Plan. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. The Compensation Committee believes that, while our annual bonus program provides awards for positive short-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executives are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to increases in stockholder value.

The Compensation Committee allocates annual incentive compensation between the cash components and equity compensation based on a review of the practices of our peer group and competitive market data, while considering the balance among providing short-term incentives and long-term incentives to align the interests of management with our stockholders. The Compensation Committee did not utilize a formulaic approach in allocating the cash and equity-based portions of incentive compensation.

2010 Long-Term Incentive Unit Awards

The Compensation Committee believes that long-term incentive units are an effective incentive to retain our executive officers and increase their performance and closely align the interests of our executive officers with the long-term interests of our stockholders. Long-term incentive units may be issued to eligible participants for the performance of services to or for the benefit of our operating partnership. Long-term incentive units, other than class C profits interest units, whether vested or not, receive the same quarterly per-unit distributions as common units in our operating partnership, which equal the per-share distributions on our Common Stock.

Initially, long-term incentive units do not have full parity with common units with respect to liquidating distributions. If such parity is reached, vested long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership, including redemption rights.

In order to achieve full parity with common units, long-term incentive units must be fully vested and the holder’s capital account balance in respect of such long-term incentive units must be equal to the capital account balance of a holder of an equivalent number of common units. (The capital account balance attributable to each common unit is generally expected to be the same, in part because of the amount credited to a partner’s capital account upon their contribution of property to the operating partnership, and in part because the partnership agreement provides, in most cases, that allocations of income, gain, loss and deduction (which will adjust the partners’ capital accounts) are to be made to the common units on a proportionate basis. As a result, with respect to a number of long-term incentive units, it is possible to determine the capital account balance of an equivalent number of common units by multiplying the number of long-term incentive units by the capital account balance with respect to a common unit.)

A partner’s initial capital account balance is equal to the amount the partner paid (or contributed to the operating partnership) for its units and is subject to subsequent adjustments, including with respect to the partner’s share of income, gain or loss of the operating partnership. Because a holder of long-term incentive units generally will not pay for the long-term incentive units, the initial capital account balance attributable to such long-term incentive units will be zero. However, the operating partnership is required to allocate income, gain, loss and deduction to the partners’ capital accounts in accordance with the terms of the partnership agreement, subject to applicable Treasury Regulations. The partnership agreement provides that holders of long-term incentive units will receive special allocations of gain in the event of a sale or “hypothetical sale” of assets of our operating partnership prior to the allocation of gain to the Company or other limited partners with respect to their common units. The amount of such allocation will, to the extent of any such gain, be equal to the difference between the capital account balance of a holder of long-term incentive units attributable to such units and the capital account balance attributable to an equivalent number of common units. If and when such gain allocation is fully made, a holder of long-term incentive units will have achieved full parity with holders of common units. To the extent that, upon an actual sale or a “hypothetical sale” of the operating partnership’s assets as described above, there is not sufficient gain to allocate to a holder’s capital account with respect to long-term incentive units, or if such sale or “hypothetical sale” does not occur, such units will not achieve parity with common units.

The term “hypothetical sale” refers to circumstances that are not actual sales of the Company’s assets but that require certain adjustments to the value of the operating partnership’s assets and the partners’ capital account balances. Specifically, the partnership agreement provides that, from time to time, in accordance with applicable Treasury Regulations, the operating partnership will adjust the value of its assets to equal their respective fair market values, and adjust the partners’ capital accounts, in accordance with the terms of the partnership agreement, as if the operating partnership sold its assets for an amount equal to their value. Times for making such adjustments generally include the liquidation of the operating partnership, the acquisition of an additional interest in the operating partnership by a new or existing partner in exchange for more than a de minimis capital contribution, the distribution by the operating partnership to a partner of more than a de minimis amount of partnership property as consideration for an interest in the operating partnership, in connection with the grant of an interest in the operating partnership (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the operating partnership (including the grant of a long-term incentive unit), and at such other times as may be desirable or required to comply with the Treasury Regulations.

The Compensation Committee approves awards of long-term incentive units on the basis of several factors, including the executive officer’s total compensation package, the executive officer’s roles and responsibilities within our Company, the executive officer’s performance, any significant accomplishments of the executive officer, our Company’s financial and operating performance and competitive market data applicable to each executive officer’s position and functional responsibilities.

On February 23, 2010, the Compensation Committee approved an award of long-term incentive profits interest units in our operating partnership to all of our named executive officers as set forth below in the “Executive Compensation—Grants of Plan-Based Awards” table. The awards were granted to the executives on February 23, 2010. Except for accelerated vesting in the event of a change in control of our Company, long-term incentive units awarded in 2010 were subject to either time-based vesting or both time-based and performance-based vesting. Each executive received a number of performance-based long-term incentive units equal to 125% of the number of time-based long-term incentive units received by the executive. Based on the recommendations of management and a review of the Company’s business plan, the vesting of the performance-based long-term incentive units was based on our achievement of FFO per diluted share and unit results for the fiscal year ended December 31, 2010 (the “Performance Condition”). The Compensation Committee may adjust FFO to exclude profits, losses or expenses which the Compensation Committee determines to be non-recurring to give a more accurate picture of our annual performance. If our 2010 FFO had been less than $3.13 per diluted share and unit, none of the long-term incentive units would have satisfied the Performance Condition. If our 2010 FFO per diluted share and unit had been between $3.13 and $3.27, then a number of performance-based long-term incentive units equal to between 75% and 125% of the time-based long term incentive units would have satisfied the Performance Condition. Based on our 2010 FFO per diluted share and unit of $3.39, all of these long-term incentive units satisfied the Performance Condition. FFO was not adjusted by the Compensation Committee for purposes of determining whether the long-term incentive unit awards satisfied the Performance Condition. All of the long-term incentive units granted in 2010 are subject to time-based vesting based on the executive’s satisfaction of certain service conditions. The time-based service conditions of the awards provide for 20% vesting on each of the first and second anniversaries of the grant date and 30% vesting on each of the third and fourth anniversaries of the grant date, provided the executive continues to be employed with our Company on each anniversary date.

Employment Agreements

We have entered into employment agreements with our named executive officers to help provide stability and security and encourage them to remain with us. All of these agreements include severance and certain agreements include change in control benefits, among other things. The terms of these severance and change in control arrangements are described below in more detail under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control.” We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control.

Perquisites

We generally provide our named executive officers with perquisites and other personal benefits that apply uniformly to all of our employees. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2010, we provided the named executive officers with basic life insurance, medical, dental, vision and disability plan benefits, for which our named executive officers were charged the same rates as all other employees, 401(k) matching funds, health savings account employer contributions and parking. Other than these standard benefits, we do not provide any other perquisites.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers other than compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Despite the fact that our annual incentive bonuses and certain equity-based compensation awards are determined based on the evaluation of our performance and take into consideration certain financial and strategic goals, the Compensation Committee does not apply these factors on a strict formulaic basis. As a result, this compensation may not satisfy the requirements of Section 162(m) of the Code. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 100% of our taxable income each year. As a result, we do not expect that the payment of compensation that does not satisfy the requirements of Section 162(m) of the Code will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 100% of our taxable income each year. In appropriate circumstances, the Compensation Committee therefore may elect to implement programs that recognize a full range of performance criteria important to our success and to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders, even where the compensation paid under such programs may not be deductible under Section 162(m) of the Code.

ASC Topic 718

Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth in this Proxy Statement with management. Based on such review and discussions with management, the Compensation Committee recommended to the Board of Directors of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2010.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Dennis E. Singleton, Chair

Ruann F. Ernst, Ph.D.

Kathleen Earley

Robert H. Zerbst

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks, and none of our employees participates on the Compensation Committee.

*	The material in this report is not soliciting material, and is not deemed filed with the SEC.

Executive Compensation

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)			Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)(6)
Michael F. Foust,	2010	$683,333	$			$3,093,750	$—	$922,500		$342,927	(8)	$5,042,510
Chief Executive Officer	2009	591,000		263,500	(7)	2,250,001	—	886,500	(7)	214,930		4,205,931
	2008	542,500				1,687,496	—	813,750		102,095		3,145,841

A. William Stein,	2010	435,667				1,687,477	—	620,825		214,254	(10)	2,958,223
Chief Financial Officer, Chief Investment Officer and Secretary	2009	386,567		115,933	(9)	1,349,995	—	386,567	(9)	141,877		2,380,939
	2008	372,000		93,000	(9)	1,012,490	—	372,000	(9)	68,581		1,918,071

Scott E. Peterson,	2010	361,304				2,425,015	—	419,113		134,118	(12)	3,339,550
Chief Acquisitions Officer	2009	337,155		162,845	(11)	562,493	—	337,155	(11)	79,522		1,479,170
	2008	325,500				337,484	—	325,500		50,737		1,039,221

Christopher J. Crosby, Jr.,	2010	300,000				787,503	—	321,000		146,881	(14)	1,555,384
Senior Vice President, Corporate Development(13)	2009	267,583				871,859	—	410,000		113,536		1,662,978
	2008	258,333				871,865	—	429,167		69,217		1,628,582

David J. Caron,	2010	265,833				618,720	—	289,758		86,976	(16)	1,261,287
Senior Vice President, Portfolio Management(15)

(1)	Represents salaries paid during each applicable year.
(2)	The amounts in this column represent the full grant date fair value of long-term incentive units granted during the applicable fiscal year in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2010, refer to Note 13 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The amounts shown include the grant date fair value of performance-based long-term incentive units granted in February 2010, based on the probable outcome of the performance conditions to which such long-term incentive units are subject, calculated in accordance with ASC Topic 718. These long-term incentive units are subject to achievement of the performance conditions as described in the heading above entitled “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—2010 Long-Term Incentive Unit Awards.”

The grant date fair value of the performance-based long-term incentive units granted in February 2010 based on the maximum level of performance is as follows: $1,718,772 for Mr. Foust; $937,498 for Mr. Stein; $624,999 for Mr. Peterson; $437,479 for Mr. Crosby; and $343,744 for Mr. Caron.

(3)	None of the named executive officers were granted stock options during 2010, 2009 or 2008.
(4)	The amounts in this column represent performance-based cash incentive award payments that were earned during the specified year and paid in the following year.
(5)	The amounts in this column represent medical, dental, vision and disability insurance premiums, basic life insurance premiums, 401(k) matching funds, health savings account employer contributions, parking and distributions on unvested long-term incentive units, but exclude distributions paid on unvested class C profits interest units, which were factored into the grant date fair value determination of such units, and vested long-term incentive units.

(6)	Total salary paid in 2010 plus cash incentive awards paid in 2011 that were earned during 2010 constituted the following percentages of total compensation for each named executive officer:

Michael F. Foust	31.8%
A. William Stein	35.7%
Scott E. Peterson	23.4%
Christopher J. Crosby, Jr.	39.9%
David J. Caron	44.0%

(7)	See “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—Annual Incentive Bonuses” for a discussion of Mr. Foust’s actual bonus relative to his target bonus for 2010. The portion of Mr. Foust’s 2009 bonus in excess of the maximum bonus target of 150% of base salary in 2009 does not constitute Non-Equity Incentive Plan Compensation and therefore is presented separately under the heading “Bonus.”
(8)	Includes $10,122 for medical, dental, vision and disability insurance premiums, $316,840 from distributions on unvested long-term incentive units, excluding unvested class C profits interest units, and other amounts related to parking, basic life insurance premiums, 401(k) matching funds and health savings account employer contributions.
(9)	See “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—Annual Incentive Bonuses” for a discussion of Mr. Stein’s actual bonus relative to his target bonus for 2010. The portions of Mr. Stein’s 2009 and 2008 bonuses in excess of the maximum bonus targets of 100% of base salary in 2009 and 100% of base salary in 2008 do not constitute Non-Equity Incentive Plan Compensation and therefore are presented separately under the heading “Bonus.”
(10)	Includes $15,079 for medical, dental, vision and disability insurance premiums, $183,210 from distributions on unvested long-term incentive units, excluding unvested class C profits interest units, and other amounts related to parking, basic life insurance premiums, 401(k) matching funds and health savings account employer contributions.
(11)	See “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—Annual Incentive Bonuses” for a discussion of Mr. Peterson’s actual bonus relative to his target bonus for 2010. The portion of Mr. Peterson’s 2009 bonus in excess of the maximum bonus target of 100% of base salary in 2009 does not constitute Non-Equity Incentive Plan Compensation and therefore is presented separately under the heading “Bonus.”
(12)	Includes $15,182 for medical, dental, vision and disability insurance premiums, $102,970 from distributions on unvested long-term incentive units, excluding unvested class C profits interest units, and other amounts related to parking, basic life insurance premiums, 401(k) matching funds and health savings account employer contributions.
(13)	Mr. Crosby has resigned from the Company effective April 4, 2011.
(14)	Includes $15,182 for medical, dental, vision and disability insurance premiums, $118,194 from distributions on unvested long-term incentive units, excluding unvested class C profits interest units, and other amounts related to basic life insurance premiums, 401(k) matching funds and health savings account employer contributions.
(15)	Mr. Caron was not a named executive officer prior to 2010.
(16)	Includes $15,079 for medical, dental, vision and disability insurance premiums, $56,133 from distributions on unvested long-term incentive units, excluding unvested class C profits interest units, and other amounts related to parking, basic life insurance premiums, 401(k) matching funds and health savings account employer contributions.

Grants of Plan-Based Awards

The following table provides information concerning target payouts under plan-based awards granted or awarded during 2010 to each of our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael F. Foust,	02/23/2010		$683,333	(5)	$1,025,000
Chief Executive Officer	02/23/2010					20,364	—	33,941		$1,718,772
	02/23/2010								27,152	1,374,978

A. William Stein,	02/23/2010		435,667	(5)	653,500
Chief Financial Officer,	02/23/2010					11,107	—	18,513		937,498
Chief Investment Officer and Secretary	02/23/2010								14,810	749,979

Scott E. Peterson,	02/23/2010		361,304	(5)	433,565
Chief Acquisitions Officer	02/23/2010					7,405	—	12,342		624,999
	02/23/2010								9,874	500,019
	11/02/2010								21,663	1,299,997

Christopher J. Crosby, Jr.,	02/23/2010		225,000	(5)	345,000
Senior Vice President, Corporate Development	02/23/2010					5,184	—	8,639		437,479
	02/23/2010								6,912	350,024

David J. Caron,	02/23/2010		199,375	(5)	305,708
Senior Vice President,	02/23/2010					4,072	—	6,788		343,744
Portfolio Management	02/23/2010								5,430	274,976

(1)	Represents cash incentive awards payable in 2011 based on 2010 performance. There were no threshold bonus award amounts. See the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column for actual 2010 bonuses paid.
(2)	Represents performance-based long-term incentive units our operating partnership awarded in 2010. Indicated threshold and maximum amounts correspond to the number of long-term incentive units that would have been earned in the event that specified minimum and maximum FFO targets, respectively, were achieved. For more information on 2010 long-term incentive unit awards, see “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—2010 Long-Term Incentive Unit Awards.”
(3)	Represents time-based long-term incentive units in our operating partnership awarded in 2010. For more information on the 2010 long-term incentive unit awards, see “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—2010 Long-Term Incentive Unit Awards.”
(4)	Represents the full grant date fair value of performance-based long-term incentive units and time-based long-term incentive units granted during 2010 in accordance with ASC Topic 718. For additional information on the valuation assumptions, refer to Note 13 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The amounts shown include the grant date fair value of performance-based long-term incentive units granted in February 2010, based on the probable outcome of the performance conditions to which such long-term incentive units are subject, calculated in accordance with ASC Topic 718. These long-term incentive units are subject to achievement of the performance conditions as described in the heading above entitled “Compensation Discussion and Analysis—Description of Individual Elements of Compensation – 2010 Long-Term Incentive Unit Awards.”

The grant date fair value of the performance-based long-term incentive units granted in February 2010 based on the maximum level of performance is as follows: $1,718,772 for Mr. Foust; $937,498 for Mr. Stein; $624,999 for Mr. Peterson; $437,479 for Mr. Crosby; and $343,744 for Mr. Caron.

(5)	Represents target cash incentive awards based on amounts established for 2010. Actual cash incentive awards reflect salaries actually paid in 2010.

Narrative Disclosure to Compensation Tables

2007 Outperformance Awards

On May 2, 2007, the Compensation Committee approved the grant to each of our named executive officers of an award of class C profits interest units of our operating partnership under our Incentive Award Plan. If the performance condition and the other vesting conditions were satisfied with respect to a class C profits interest unit, the class C profits interest unit would be treated in the same manner as the existing long-term incentive units issued by our operating partnership. Initially, class C profits interest units, like other long-term incentive units, do not have full parity with common units with respect to liquidating distributions. If such parity is reached, vested class C profits interest units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership, including redemption rights. For a discussion of the manner in which class C profits interest units may achieve parity with common units, see “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—2010 Long-Term Incentive Unit Awards.”

The class C profits interest units subject to each 2007 award was subject to a performance condition based on the achievement of a total stockholder return (which we refer to as the performance condition) as measured on November 1, 2008 (which we refer to as the first measurement date) and May 1, 2010 (which we refer to as the second measurement date). If:

•	with respect to the first measurement date, we achieved a total stockholder return equal to at least 18% over a period commencing on May 2, 2007 and ending on November 1, 2008; and

•

with respect to the second measurement date, we achieved a total stockholder return equal to at least 36% over a period commencing on May 2, 2007 and ending on the earlier of May 1, 2010 and the date of a change in control of our Company, the performance condition would be deemed satisfied with respect to a number of class C profits interest units that is based on the executive’s allocated percentage of an aggregate performance award pool. For purposes of calculating the total stockholder return during this period, the initial value of our Common Stock was equal to $40.51 (which represents the five day trailing average of the closing prices of our Common Stock ending on May 1, 2007) and the ending value of our Common Stock was based on the thirty day trailing average as of the applicable measurement date and included an amount that would have been realized if all cash dividends paid during the performance period were reinvested in Common Stock on the applicable dividend payment date. We did not satisfy the performance condition at the first measurement date. On May 1, 2010, we determined that 613,485 of the class C profits interest units granted in 2007 described above satisfied the market condition on the second measurement date, with the value of these units equal to the maximum amount of the award pool, as described below, payable on the second measurement date.

The aggregate amount of the performance award pool was equal to 8% of the “excess stockholder value” created during the applicable performance period, but in no event would the amount of the pool exceed:

•	$17 million for the first measurement date; or

•	$40 million (less the amount of the performance award pool as of the first measurement date) for the second measurement date.

“Excess stockholder value” is equal to the excess of:

•

the aggregate market value of the total number of shares of Common Stock and units outstanding at the end of the performance period, plus the cumulative value of dividends paid during the performance period (assuming reinvestment in our Common Stock), over

•

an increase in the aggregate market value of the Common Stock and units as of May 1, 2007 of 18% with respect to the first measurement date and 36% with respect to the second measurement date, plus in each case a prorated increase in the aggregate market value of new shares of Common Stock and units issued by our Company or our operating partnership during the performance period.

The first and second measurement dates were subject to acceleration as follows:

•

in the event that during any 60 consecutive calendar days ending prior to November 1, 2008 the performance award pool, if calculated on each trading day during such period, equaled or exceeded $17 million on each such trading day, the first measurement date would have been accelerated to the last calendar day of the 60-day period; and

•

in the event that during any 60 consecutive calendar days ending prior to May 1, 2010, the performance award pool, if calculated on each trading day during such period, equaled or exceeded $40 million on each such trading day, the second measurement date would have been accelerated to the last calendar day of the 60-day period.

Of the class C profits interest units that satisfied the performance condition, 60% vested at the end of the three-year performance period ending on May 1, 2010 and an additional 1/60th of such class C profits interest units will vest on the date of each monthly anniversary thereafter, provided that the executive’s service has not terminated prior to the applicable vesting date. If, however, a change in control of our Company had occurred on or before April 30, 2010 and we had achieved a total annual stockholder return (based on the price per share paid in the change in control transaction) equivalent to at least 36% (prorated to the date of the change of control), 100% of the class C profits interest units that satisfied the performance condition as of the change in control date would have vested immediately prior to the change in control. In addition, if a change in control of our Company occurs after the second measurement date and the executive remains a service provider, the class C profits interest units that satisfied the performance condition will fully vest immediately prior to the change in control.

If the executive’s service had terminated due to death or disability (or without cause or for good reason if the executive’s employment agreement defines “cause” or contemplates a “good reason” termination) prior to the end of the performance period or change in control date and we later satisfied the performance condition, a pro rata portion of the class C profits interest units would have then vested based on the executive’s length of service during the performance period (20% if the executive remained in service through May 1, 2008 and 1/60th on each subsequent monthly anniversary thereafter).

To the extent that any class C profits interest units failed to satisfy the performance condition at the end of the performance period, such class C profits interest units were automatically cancelled and forfeited by the executive. In addition, any class C profits interest units which were not eligible for pro rata vesting in the event of a termination of the executive’s employment due to death or disability (or without cause or for good reason, if applicable) would have automatically been cancelled and forfeited upon a termination of the executive’s employment.

In the event that the value of the executive’s allocated portion of the award pool that satisfied the performance condition equated to a number of class C profits interest units that was greater than the number of class C profits interest units awarded to the executive, we would have made an additional payment to the executive in the form of a number of shares of our restricted stock equal to the difference. Sixty percent of the shares of restricted stock would have been vested at the time of issuance and 1/60th of such shares would have vested on each monthly anniversary thereafter, subject to full accelerated vesting in the event of a subsequent change in control of our Company. If, however, this additional payment were made in connection with a change in control of our Company that satisfied the performance condition, all of the shares issued would have been fully vested at the time of issuance. If the executive’s service was terminated due to death or disability (or without cause or for good reason, if applicable) prior to the end of the performance period or change in control date, the executive would have been entitled to receive a similar pro rata payment, based on his service during the performance period, in the form of shares of fully vested Common Stock rather than restricted stock, subject to compliance with applicable federal and state securities laws. No such additional payments were made in connection with our satisfaction of the performance condition at the second measurement date (we did not satisfy the performance condition at the first measurement date).

All determinations, interpretations and assumptions relating to the vesting and calculation of the awards under the class C profits interest units agreements are made by the administrator of our Incentive Award Plan (presently the Compensation Committee). In addition, the administrator may, in its discretion, adjust or modify the methodology for calculating the vesting of the awards (other than the executive’s allocated percentage of the performance award pool) to account for events affecting the value of our Common Stock which the administrator of our Incentive Award Plan does not consider indicative of our performance, such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events. The administrator has not made any such adjustments or modifications.

Employment Agreements

Michael F. Foust

On August 7, 2008, we entered into a new employment agreement with Mr. Foust, our Chief Executive Officer. On December 24, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. The current term of Mr. Foust’s employment agreement extends until August 6, 2011, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to August 6, 2011.

Mr. Foust’s annual base salary pursuant to the employment agreement, as adjusted, is currently $724,500, subject to increase in accordance with our policies in effect from time to time. Mr. Foust is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Foust are currently 100% and 150%, respectively, of his base salary. Mr. Foust is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives.

Mr. Foust’s employment agreement provides that if his employment is terminated (i) by us without “cause,” (ii) by Mr. Foust for “good reason” (each as defined in the employment agreement) or (iii) by Mr. Foust for any reason on or within 30 days after the six month anniversary of a “change in control” (as defined in our Incentive Award Plan), then, subject to Mr. Foust’s execution and non-revocation of a general release of claims, he will be entitled to a lump-sum termination payment within 30 days after the date of such termination in an amount equal to the sum of (a) three times the sum of his then-current annual base salary plus his maximum annual bonus for the fiscal year in which the termination date occurs, (b) the prorated portion of 150% of his then-current annual base salary for the partial fiscal year in which the termination date occurs (the “stub year bonus”) and (c) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or 150% of his base salary actually paid for such preceding year (the “prior year bonus”), if any. In addition, all outstanding unvested stock options and other equity-based awards held by Mr. Foust, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units and 2010 long-term incentive unit awards), shall become fully vested and exercisable. With respect to any outstanding unvested stock options and other equity-based awards subject to performance-based vesting (including unvested class C profits interest units and 2010 long-term incentive unit awards), Mr. Foust will continue to be deemed a “service provider” under the applicable award agreements until all such awards that ultimately satisfy the performance conditions, if any, vest. Further, in the event of any such termination described in this paragraph, Mr. Foust will be entitled to continued health insurance coverage at least equal to the coverage that would have been provided to him if his employment had not been terminated, for a period ending on the earlier of the first anniversary of such termination or the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan.

Mr. Foust’s employment agreement further provides that upon death or disability, he will be entitled to a lump-sum severance payment in an amount equal to the sum of (i) his then-current annual base salary, (ii) his maximum annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Foust will be subject to the severance provisions described in the preceding paragraph.

Mr. Foust is entitled to an additional tax gross-up payment under his employment agreements if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreement of Mr. Foust contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a one-year period thereafter. In addition, the employment agreement provides that, except in limited circumstances, Mr. Foust generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us.

A. William Stein

On August 7, 2008, we entered into a new employment agreement with Mr. Stein, our Chief Financial Officer and Chief Investment Officer. On December 24, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. On June 9, 2010 and November 12, 2010, the employment agreement was further amended to reflect an increase in Mr. Stein’s target and maximum annual bonus amounts to 100% and 150%, respectively, from 75% and 100%, respectively, of his base salary, as approved by the Compensation Committee. The current term of Mr. Stein’s employment agreement extends until August 6, 2011, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to August 6, 2011.

Mr. Stein’s annual base salary pursuant to the employment agreement, as adjusted, is currently $460,575, subject to increase in accordance with our policies in effect from time to time. Mr. Stein is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Stein are currently 100% and 150%, respectively, of his base salary. Mr. Stein is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives.

Mr. Stein’s employment agreement provides that if his employment is terminated by us without “cause” or by Mr. Stein for “good reason” (each as defined in the employment agreement), then, subject to Mr. Stein’s execution and non-revocation of a general release of claims, he will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) the prorated portion of the maximum annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”) and (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or the maximum bonus (the “prior year bonus”), if any.

Pursuant to Mr. Stein’s employment agreement, in the event of a termination of Mr. Stein’s employment by us without “cause” or by the executive for “good reason” on or within one year after a “change in control” (as defined in our Incentive Award Plan), in lieu of the severance payment set forth in the preceding paragraph, Mr. Stein will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) two times the amount of his then-current base salary, (ii) two times the greater of (a) his target annual bonus for the fiscal year in which the termination date occurs or (b) the annual bonus paid for the immediately preceding fiscal year, (iii) the stub year bonus and (iv) the prior year bonus, if any. Mr. Stein will also be entitled to continued health insurance coverage at least equal to the coverage that would have been provided to him if his employment had not been terminated, for a period ending on the earlier of the first anniversary of such termination or the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan. In addition, all outstanding unvested stock options and other equity-based awards held by Mr. Stein, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units and other outperformance awards), shall become fully vested and exercisable; provided, that with respect to any stock options and other equity-based awards that were subject to a performance condition (including unvested class C profits interest units and 2010 long-term incentive unit awards), such stock options or other equity-based awards shall only vest to the extent provided in the applicable award agreement.

Mr. Stein’s employment agreement further provides that upon death or disability, he will be entitled to a lump-sum severance payment in an amount equal to the sum of (i) his then-current annual base salary, (ii) his maximum annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Stein will be subject to the severance provisions described in the preceding paragraph, except that with respect to any outstanding unvested stock options and other equity-based awards subject to performance-based vesting (including unvested class C profits interest units and 2010 long-term incentive unit awards), Mr. Stein will continue to be deemed a “service provider” under the applicable award agreements until all such awards that ultimately satisfy the performance conditions, if any, vest.

Mr. Stein is entitled to an additional tax gross-up payment under his employment agreements if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreement of Mr. Stein contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a one-year period thereafter. In addition, the employment agreement provides that, except in limited circumstances, Mr. Stein generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us.

Scott E. Peterson

On December 24, 2008, we entered into an amended and restated employment agreement with Mr. Peterson, our Chief Acquisitions Officer. Mr. Peterson’s employment under this agreement is at-will and either party may terminate his employment for any reason or for no reason by giving 30 days notice to the other party.

Mr. Peterson’s annual base salary pursuant to the employment agreement, as adjusted, is currently $439,875, subject to increase in accordance with our policies in effect from time to time. Mr. Peterson is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Peterson are currently 100% and 120%, respectively, of his base salary. Mr. Peterson is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated employees.

Mr. Peterson’s employment agreement provides that if his employment is terminated by us without “cause” (as defined in the employment agreement), then, subject to Mr. Peterson’s execution and non-revocation of a general release of claims, he will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to 50% of the sum of (i) his then-current annual base salary and (ii) his target bonus for the fiscal year in which the termination date occurs.

Pursuant to Mr. Peterson’s employment agreement, in the event of a termination of Mr. Peterson’s employment by us without “cause” on or within one year after a “change in control” (as defined in our Incentive Award Plan), in lieu of the severance payment set forth in the preceding paragraph, Mr. Peterson will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) his then-current base salary and (ii) the greater of (a) his target annual bonus for the fiscal year in which the termination date occurs or (b) the annual bonus paid for the immediately preceding fiscal year. Mr. Peterson’s employment agreement further provides that in the event of a termination of Mr. Peterson’s employment by us without “cause” within the six-month period immediately preceding a “change in control” in connection with such “change in control,” Mr. Peterson will be entitled to receive a lump-sum severance payment, within the earlier of (i) the six-month anniversary of his date of termination or (ii) the date on which the “change in control” occurs, in an amount equal to the excess of the amount of severance payable under the preceding sentence over the amount of severance payable under the preceding paragraph. Further, in the event of any such termination described in this paragraph, all outstanding unvested stock options and other equity-based awards held by Mr. Peterson, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units), shall become fully vested and exercisable; provided, that with respect to any stock options and other equity-based awards that were subject to a performance condition (including unvested class C profits interest units and 2010 long-term incentive unit awards), such stock options or other equity-based awards shall only vest to the extent provided in the applicable award agreement.

Mr. Peterson’s employment agreement does not provide for any payments or benefits upon death or disability, or additional tax gross-up payment on so-called “excess parachute payments” under Section 4999 of the Code.

The employment agreement of Mr. Peterson contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a six-month period thereafter.

Christopher J. Crosby, Jr.

On August 7, 2008, we entered into a new employment agreement with Mr. Crosby, whose role changed to Senior Vice President, Corporate Development in 2010. On December 24, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. In connection with his new role as Senior Vice President, Corporate Development, on June 9, 2010, the employment agreement was further amended to reflect an increase in Mr. Crosby’s target annual bonus amount to 75% of his base salary from a target of 50% of his base salary plus a bonus based on leasing results, as approved by the Compensation Committee. The Compensation Committee further approved an increase in Mr. Crosby’s maximum annual bonus amount to 115% of his base salary from a maximum of $300,000. Mr. Crosby’s employment agreement had a term ending on August 6, 2011, subject to automatic renewal for successive one-year periods unless either party provided notice of such party’s intention not to renew the employment agreement not less than 60 days prior to August 6, 2011.

Mr. Crosby’s annual base salary pursuant to the employment agreement, as adjusted, was $300,000, subject to increase in accordance with our policies in effect from time to time. Mr. Crosby was eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. Mr. Crosby was eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives.

Mr. Crosby’s employment agreement provided that if his employment was terminated by us without “cause” or by Mr. Crosby for “good reason” (each as defined in the employment agreement), then, subject to Mr. Crosby’s execution and non-revocation of a general release of claims, he was entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) the prorated portion of the maximum annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”) and (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or the maximum bonus (the “prior year bonus”), if any.

Pursuant to Mr. Crosby’s employment agreement, in the event of a termination of Mr. Crosby’s employment by us without “cause” or by the executive for “good reason” on or within one year after a “change in control” (as defined in our Incentive Award Plan), in lieu of the severance payment set forth in the preceding paragraph, Mr. Crosby was entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) two times the amount of his then-current base salary, (ii) two times the greater of (a) his target annual bonus for the fiscal year in which the termination date occurs or (b) the annual bonus paid for the immediately preceding fiscal year, (iii) the stub year bonus and (iv) the prior year bonus, if any. Mr. Crosby was also entitled to continued health insurance coverage at least equal to the coverage that would have been provided to him if his employment had not been terminated, for a period ending on the earlier of the first anniversary of such termination or the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan. In addition, all outstanding unvested stock options and other equity-based awards held by Mr. Crosby, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units and other outperformance awards), would have become fully vested and exercisable; provided, that with respect to any stock options and other equity-based awards that were subject to a performance condition (including unvested class C profits interest units and 2010 long-term incentive unit awards), such stock options or other equity-based awards would only vest to the extent provided in the applicable award agreement.

Mr. Crosby’s employment agreement further provided that upon death or disability, he was entitled to a lump-sum severance payment in an amount equal to the sum of (i) his then-current annual base salary, (ii) his maximum annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Crosby would be subject to the severance provisions described in the preceding paragraph , except that with respect to any outstanding unvested stock options and other equity-based awards subject to performance-based vesting (including unvested class C profits interest units and 2010 long-term incentive unit awards), Mr. Crosby would continue to be deemed a “service provider” under the applicable award agreements until all such awards that ultimately satisfy the performance conditions, if any, vest.

Mr. Crosby was entitled to an additional tax gross-up payment under his employment agreements if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments would be reduced by such amount and we would not be required to make the gross-up payment.

The employment agreement of Mr. Crosby contained confidentiality provisions which apply indefinitely and non-solicitation provisions which applied during the term of his employment and apply for a one-year period thereafter. In addition, the employment agreement provided that, except in limited circumstances, Mr. Crosby generally could not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us.

On February 14, 2011, Mr. Crosby resigned from the Company effective April 4, 2011.

David J. Caron

On July 30, 2004, we entered into an employment agreement with Mr. Caron, Senior Vice President, Portfolio Management. On December 4, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. Mr. Caron’s employment under this agreement is at-will and either party may terminate his employment for any reason or for no reason by giving 15 days notice to the other party.

Mr. Caron’s annual base salary pursuant to the employment agreement, as adjusted, is currently $289,000, subject to adjustment in accordance with our policies in effect from time to time. Mr. Caron is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Caron are currently 75% and 115%, respectively, of his base salary. Mr. Caron is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated employees.

Mr. Caron’s employment agreement provides that if his employment is terminated by us without “cause” (as defined in the employment agreement), then, subject to Mr. Caron’s execution and non-revocation of a general release of claims, he will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to 50% of his then-current annual base salary.

Mr. Caron’s employment agreement does not provide for any payments or benefits upon death or disability, or additional tax gross-up payment on so-called “excess parachute payments” under Section 4999 of the Code.

Mr. Caron’s employment agreement contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a six-month period thereafter.

Definitions

As used in the employment agreements of each of our named executive officers, “cause” shall generally mean the occurrence of any one or more of the following events:

•

With respect to Messrs. Foust, Stein and Crosby: (i) willful and continued failure to substantially perform the executive’s duties with our Company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness); (ii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to our Company or its subsidiaries or affiliates; (iii) conviction of, or entry of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) willful breach by the executive of any fiduciary duty owed to our Company which results in economic or other injury to our Company or its subsidiaries or affiliates; (v) willful and gross misconduct in the performance of the executive’s duties that results in economic or other injury to our Company or its subsidiaries or affiliates; (vi) willful and material breach of the restrictive covenants set forth in the employment agreement; or (vii) material breach by the executive of any of his other obligations under the employment agreement. Solely with respect to Mr. Foust, his employment agreement provides that in the event of a termination of employment by our Company (other than by reason of death or disability or pursuant to clause (iii) of this paragraph) on or within one year after a change in control or within the six month period immediately preceding a “change in control” in connection with such change in control, it shall be presumed that such termination was effected by our Company other than for cause unless the contrary is established by our Company.

•

With respect to Mr. Peterson: (i) willful and gross misconduct which materially injures the general reputation of any member of our Company or interferes with contracts or operations of any member of our Company; (ii) conviction of, or entry of a guilty or no contest plea to, a felony or any crime involving moral turpitude; (iii) fraud, misrepresentation, or breach of trust by him in the course of his employment which adversely affects any member of our Company; (iv) willful and gross misconduct in the performance of his duties hereunder that results in economic or other injury to our Company or its subsidiaries or affiliates; (v) a material breach of the restrictive covenants set forth in the employment agreement; or (vi) a material breach by him of any of his obligations under the employment agreement.

•

With respect to Mr. Caron: (i) material failure by him to exercise a reasonable level of skill and efficiency in performing his duties or responsibilities; (ii) misconduct by him which injures the general reputation of our Company or its subsidiaries or affiliates or interferes with contracts or operations of our Company or its subsidiaries or affiliates; (iii) his conviction of, or entry of a guilty or no contest plea to, a felony or any crime involving moral turpitude; (iv) fraud, misrepresentation, or breach of trust by him in the course of his employment which adversely affects our Company or its subsidiaries or affiliates; (v) his willful and gross misconduct in the performance of his duties hereunder that results in economic or other injury to our Company or its subsidiaries or affiliates; (vi) a material breach of the restrictive covenants set forth in the employment agreement; or (vii) a material breach by him of any of his obligations under the employment agreement.

As used in the employment agreements of Messrs. Foust, Stein and Crosby, “disability” shall mean a disability that qualifies or, had the executive been a participant, would qualify him to receive long-term disability payments under our Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

As used in the employment agreements of Messrs. Foust, Stein and Crosby, “good reason” shall generally mean the occurrence of any one or more of the following events without the executive’s prior written consent, along with our Company’s failure to cure within 30 days after the receipt of notice thereof: (i) assignment of any duties materially inconsistent with the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement, or any other action by our Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by our Company; (ii) reduction in the case of Mr. Foust, and material reduction in the case of Messrs. Stein and Crosby, of annual base salary or bonus opportunity, each as in effect on the date of the employment agreement or as the same may be increased from time to time; (iii) the relocation of our offices at which the executive is principally employed to a location more than 45 miles from such location, or our Company’s requiring the executive to be based at a location more than 45 miles from such principal place of employment, except for required travel on company business; or (iv) failure to obtain a satisfactory agreement from any successor to assume and agree to perform our Company’s obligations under the employment agreement.

As used in the employment agreements of Messrs. Foust, Stein, Crosby and Peterson, “change in control” means the occurrence of any of the following events:

•

the acquisition, directly or indirectly, by any person or group of beneficial ownership of securities entitled to vote generally in the election of directors (referred to as voting securities) that represent 35% or more of the combined voting power of our then outstanding voting securities, subject to certain exceptions;

•

individuals who, as of the date of the closing of our initial public offering constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election by our stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the incumbent Board will be considered as though such individual were a member of the incumbent Board;

•

our consummation (whether directly or indirectly through one or more intermediaries) of a merger, consolidation, reorganization or business combination or a sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity, in each case, other than a transaction;

•

which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, us or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group, other than Global Innovation Partners, LLC or CALPERS, or any affiliate thereof, beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; or

•	approval by our stockholders of our liquidation or dissolution.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael F. Foust,	7,883	3,117	—	$41.73	05/02/17	183,478	$9,456,456	—	—
Chief Executive Officer
A. William Stein,	4,400	3,117	—	41.73	05/02/17	103,898	5,354,903	—	—
Chief Financial Officer, Chief Investment Officer and Secretary
Scott E. Peterson,	1,284	3,117	—	41.73	05/02/17	79,315	4,087,896	—	—
Chief Acquisitions Officer
Christopher J. Crosby, Jr.,	3,334	—	—	20.37	11/08/15	74,102	3,819,217	—	—
Senior Vice President, Corporate Development	1,467	6,234	—	41.73	05/02/17
David J. Caron,	13,407	—	—	12.00	10/28/14	33,225	1,712,417	—	—
Senior Vice President, Portfolio Management	4,837	1,913	—	41.73	05/02/17

(1)	Represents long-term incentive units in our operating partnership. Each award will vest with respect to 20% of the long-term incentive units subject thereto on each of the first and second anniversaries of the date of grant, and with respect to 30% of the long-term incentive units subject thereto on each of the third and fourth anniversaries of the date of grant.

Also includes class C profits interest units in our operating partnership granted in 2007, which satisfied the performance condition at the second measurement date and remain subject to time-based vesting conditions. Of the class C profits interest units that satisfied the performance condition, 60% vested at the end of the three-year performance period ended May 1, 2010 and an additional 1/60th of such class C profits interest units will vest on the date of each monthly anniversary thereafter. The vesting of such class C profits interest units, the satisfaction of the performance condition at the second measurement date and the other factors are described under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—2007 Outperformance Awards.”

(2)	Based on the closing market price of our Common Stock on December 31, 2010 (the last trading day of the 2010 fiscal year) of $51.54 per share.

Option Exercises and Stock Vested

The following table discloses the number of options exercised by our named executive officers during 2010, and the value realized by these officers on exercise. The following table also discloses the number of long-term incentive units and class C profits interest units which vested during 2010, and the value realized by these officers on vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael F. Foust, Chief Executive Officer	—	$—	104,753	$5,968,619
A. William Stein, Chief Financial Officer, Chief Investment Officer and Secretary	3,483	74,954	55,337	3,140,631
Scott E. Peterson, Chief Acquisitions Officer	6,599	120,568	43,090	2,483,857
Christopher J. Crosby, Jr., Senior Vice President, Corporate Development	20,966	468,566	56,657	3,246,530
David J. Caron, Senior Vice President, Portfolio Management	—	—	19,544	1,119,044

(1)	Value realized on exercise of stock options is calculated based on the difference between the per share closing market price of our Common Stock on the date of exercise and the exercise price of such options.
(2)	Value realized on vesting of long-term incentive units and class C profits interest units is calculated based on the per share closing market price of our Common Stock on the vesting dates of such units and assumes those units were exchanged for Common Stock and sold on that date.

Potential Payments upon Termination or Change in Control

Certain named executive officers are entitled to certain benefits upon a change in control of the Company, including that all long-term incentive units (other than certain performance-based vesting units) and stock options held by them will become fully vested and exercisable upon a change in control, even absent a termination of employment. In addition, if a change in control of the Company occurs after the second measurement date for our class C profits interest units and the executive remains a service provider, the class C profits interest units that satisfied the performance condition will fully vest immediately prior to the change in control. All of our named executive officers are also entitled to severance payments pursuant to the terms of their employment agreements, as set forth under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table —Employment Agreements” above.

The following table sets forth an estimate of the payments to be made to our named executive officers in the event any of the terminations described above or a change in control occurs, assuming that the triggering event took place on December 31, 2010.

Name	Without Cause or for Good Reason (without Change in Control)		Death or Disability		Without Cause or for Good Reason (with Change in Control)(1)		Occurrence of Change in Control(2)
Michael F. Foust,
Chief Executive Officer
Severance Payment	$6,225,000		$2,775,000		$6,225,000		$—
Unvested Stock Options	30,578		30,578		30,578		30,578
Unvested Profits Interest Units	3,548,323		3,548,323		7,983,701		7,983,701
Class C Profits Interest Units	—	(3)	—	(3)	1,472,756	(3)	1,472,756	(3)
Health Insurance	10,122		—		10,122		—
280G Tax Gross-up Payment	—		—		4,066,168		—

A. William Stein,
Chief Financial Officer, Chief Investment Officer and Secretary
Severance Payment	$1,098,500		$1,752,000		$2,548,500		$—
Unvested Stock Options	30,578		30,578		30,578		30,578
Unvested Profits Interest Units	—		2,052,632		4,618,499		4,618,499
Class C Profits Interest Units	—	(3)	—	(3)	736,404	(3)	736,404	(3)
Health Insurance	—		—		15,079		—
280G Tax Gross-up Payment	—		—		1,718,977		—

Scott E. Peterson,
Chief Acquisitions Officer
Severance Payment	$393,152	(4)	—		$925,000	(4)	$—
Unvested Stock Options	30,578		30,578		30,578		30,578
Unvested Profits Interest Units	—		—		3,400,609		3,400,609
Class C Profits Interest Units	—	(3)	—	(3)	687,286	(3)	687,286	(3)

Christopher J. Crosby, Jr.,
Senior Vice President, Corporate Development
Severance Payment	$645,000		$990,000		$1,765,000		$—
Unvested Stock Options	61,156		61,156		61,156		61,156
Unvested Profits Interest Units	—		1,373,953		2,960,097		2,960,097
Class C Profits Interest Units	—	(3)	—	(3)	859,120	(3)	859,120	(3)
Health Insurance	—		—		15,182		—
280G Tax Gross-up Payment	—		—		1,198,052	(5)	—

David J. Caron,
Senior Vice President, Portfolio Management
Severance Payment	$135,000	(4)	—		$135,000	(4)	$—
Unvested Stock Options	18,767		18,767		18,767		18,767
Unvested Profits Interest Units	—		630,128		1,417,865		1,417,865
Class C Profits Interest Units	—	(3)	—	(3)	294,551	(3)	294,551	(3)
(1)	With respect to Mr. Foust, pursuant to his employment agreement, this includes a resignation by him for any reason on or within 30 days after the six month anniversary of a “change in control” (as defined in our Incentive Award Plan). With respect to Mr. Peterson, pursuant to his employment agreement, this includes a termination of his employment by us without “cause” (as defined in his employment agreement) within the six-month period immediately preceding a “change in control” in connection with such “change in control” (as defined in our Incentive Award Plan).
(2)	The amounts payable that are reflected in this column with respect to acceleration of each named executive officer’s equity awards will only be paid once upon the occurrence of a change in control and not again in the event of a subsequent termination of employment.
(3)	Pursuant to the employment agreements with Messrs. Foust, Stein, Crosby and Peterson, the executive will continue to be deemed a “service provider” under all performance-based vesting awards, including the 2007 class C profits interest units, until all such awards that ultimately have satisfied their performance conditions vest. The class C units satisfied the performance condition on the second measurement date and remain subject to time-based vesting, as more fully described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—2007 Outperformance Awards.” We have included the value of the class C units that satisfied the performance condition in connection with calculating any gross-up payment we are required to make upon the termination of an executive.
(4)	The employment agreements with Messrs. Peterson and Caron do not provide for any benefits upon termination by Mr. Peterson or Mr. Caron “for good reason.”

2011 Salary and Bonus Targets

In February 2011, the Compensation Committee set the following salaries for our named executive officers. The 2011 salaries became effective March 1, 2011.

Name	2011 Salary
Michael F. Foust	$724,500
A. William Stein	460,575
Scott E. Peterson	439,875
Christopher J. Crosby	—
David J. Caron	289,000

For 2011, based on the recommendations of management, a review of the Company’s business plan and the analysis provided by Towers Watson, the Compensation Committee established the FFO targets for purposes of the long-term incentive awards; however, the Compensation Committee continues to review and assess the objectives and goals for the 2011 annual incentive bonuses. For the purpose of determining bonuses, the compensation committee may adjust FFO to exclude profits, losses or expenses which the Compensation Committee determined to be non-recurring to give a more accurate picture of our annual performance.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain qualified non-employee director candidates to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to our Company as well as the skill level we require of members of our Board.

Compensation of Directors

On October 27, 2009, our Board approved certain changes to our director compensation program. Each of our directors who is not an employee of our Company or any of our subsidiaries receives an annual cash retainer of $40,000 for services as a director. Directors receive annual fees for service on the following committees, in addition to the foregoing retainer of $40,000: Audit Committee ($7,500), Compensation Committee ($5,000) and Nominating and Corporate Governance Committee ($2,500). The director who serves as the chair of the Audit Committee receives an additional annual retainer of $15,000; the director who serves as the chair of the Compensation Committee receives an additional annual retainer of $10,000; and the director who serves as the chair of the Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000. Directors are reimbursed separately for out-of-pocket expenses incurred while performing their duties.

Directors who are also our employees or employees of any of our subsidiaries, including Mr. Magnuson, do not receive compensation for their services as directors.

Our Incentive Award Plan provides for formula grants of long-term incentive units to non-employee directors as follows:

•

Pro Rata Grant. Commencing after the 2009 Annual Meeting of Stockholders, each person who first becomes a non-employee director on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming a non-employee director, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $70,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12. The award will be fully vested on the date of grant.

•

Annual Grant. Commencing as of the 2010 Annual Meeting of Stockholders, each person who first becomes a non-employee director at an annual meeting of stockholders and each person who otherwise continues to be a non-employee director immediately following such annual meeting will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $70,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. The award will be fully vested on the date of grant.

In addition, effective for any grant of long-term incentive units to a non-employee director after the 2009 Annual Meeting of Stockholders, the director may elect in advance to receive in lieu thereof an equivalent number of shares in the form of a stock payment or restricted stock, as applicable, subject to the same vesting schedule (if any) as would have applied to the corresponding grant of long-term incentive units. If a non-employee director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), on the date of any grant of long-term incentive units to such director, then the director will not receive such grant of long-term incentive units, and in lieu thereof will automatically be granted an equivalent number of shares in the form of a stock payment or restricted stock, as applicable, subject to the same vesting schedule (if any) as would have applied to the corresponding grant of long-term incentive units.

The table below summarizes the compensation we paid to directors, excluding Mr. Foust whose compensation can be found in “Executive Compensation,” for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Laurence A. Chapman	$65,000	$70,000	—	—	N/A	$3,740	$138,740
Kathleen Earley	52,500	70,000	—	—	N/A	3,740	126,240
Ruann F. Ernst, Ph.D.	55,000	70,000	—	—	N/A	3,740	128,740
Dennis E. Singleton	62,500	70,000	—	—	N/A	3,740	136,240
Robert H. Zerbst	47,500	70,000	—	—	N/A	—	117,500
Richard A. Magnuson(4)	—	—	—	—	—	—	—

(1)	The amounts in this column represent the full grant date fair value of long-term incentive units granted during 2010 in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2010, refer to Note 13 of the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	As of December 31, 2010, the following number of shares of Common Stock are issuable upon redemption of outstanding long-term incentive units held by our non-employee directors: Mr. Chapman, 2,479; Ms. Earley, 3,195; Ms. Ernst, 4,195; Mr. Singleton, 10,643; and Mr. Zerbst, 1,966.
(3)	Reflects distributions on unvested long-term incentive units and restricted stock. Excludes distributions on vested long-term incentive units.
(4)	Mr. Magnuson is an employee of our Company and does not receive any compensation for his services as a director. In his capacity as an employee, Mr. Magnuson received a base salary of $215,280 in 2010 and an annual cash bonus of $430,560 for 2010.

Stock Ownership Guidelines

In 2009, our Board adopted guidelines encouraging each director to hold shares of the Company’s stock, which may include long-term incentive units in our operating partnership, in an amount equal to 2.5 times the aggregate number of shares and units granted to such director pursuant to the Incentive Award Plan during the preceding fiscal year, and to achieve this ownership level by the sixth year of such director’s Board membership. This guideline is non-binding and the number of shares of the Company’s stock owned by any director is a personal decision.

COMPENSATION RISK ASSESSMENT

The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2010, the Compensation Committee and management conducted an extensive review of the design and operation of our compensation program and presented their findings to the Board. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN TABLE

The following table provides information with respect to shares of our Common Stock that may be issued under our existing equity compensation plan.

Equity Compensation Plan Information(1)

	(a)	(b)	(c)	(d)
	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options(2)	Number of shares of Restricted Common Stock and Common Stock issuable upon redemption of outstanding long- term incentive units and class C units(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))(4)
Plan Category
Equity compensation plans approved by stockholders	470,264	$28.35	1,706,094	3,940,578
Equity compensation plans not approved by stockholders	N/A	N/A	N/A	N/A

(1)	Information as of December 31, 2010.
(2)	The weighted-average remaining term is 5.24 years.
(3)	The number of unvested full-value awards is 899,999. Full-value awards are comprised of restricted stock, long-term incentive units and class C units.
(4)	Includes shares available for future grants of stock options, restricted stock and other stock-based awards and shares issuable upon redemption of long-term incentive units available to be granted under the Incentive Award Plan.

ITEM 3	ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this Proxy Statement.

Summary

As described more fully in the Compensation Discussion and Analysis, or CD&A, section of this Proxy Statement, the compensation program for our named executive officers is designed to attract, retain and motivate experienced and talented executives who can help achieve short-term and long-term performance goals necessary to maximize stockholder value. The program seeks to align a significant portion of executive compensation with our performance on a short-term and long-term basis through a combination of annual base salaries, annual incentives through cash bonuses and long-term incentives through equity-based compensation. The annual incentive payout for each named executive officer is based on financial and operating goals and organizational development goals established by the Compensation Committee, and each named executive officer’s bonus opportunity provides for target and maximum bonus amounts, expressed as a percentage of base salary. In addition, long-term incentive awards include grants of long-term incentive units in our operating partnership and other equity-based compensation intended to encourage actions to maximize stockholder value. We urge our stockholders to review the CD&A section of this Proxy Statement and executive-related compensation tables for more information.

We emphasize pay-for-performance. Our compensation philosophy is to pay for performance, support our business strategies, and offer competitive compensation arrangements. In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered. During the past several years, the Company has been focused on growing our operations internally and through strategic acquisitions as well as through improved leasing and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. Accomplishments in the year ended December 31, 2010 include, among other things, the following:

•

Reported funds from operations (“FFO”) of $3.39 per diluted share and unit for the year ended December 31, 2010, up 15.7% from $2.93 per diluted share and unit for the year ended December 31, 2009, and reported net income of $105.4 million for the year ended December 31, 2010, up 15.6% from $91.2 million for the year ended December 31, 2009.

•

Acquired fifteen properties totaling 2.3 million square feet for approximately $1.3 billion, including the acquisition of our first property in the Asia Pacific region, and an investment in an unconsolidated joint venture for $10.3 million in 2010.

•

Commenced leases on approximately 652,000 square feet during 2010 at an average annualized GAAP rent of approximately $111 per square foot, including non-technical space and signed leases on approximately 1.2 million square feet in 2010 at an average annualized GAAP rent of approximately $96 per square foot, including non-technical space.

•

Increased annual dividend on our Common Stock by 37% in 2010 from 2009 and increased quarterly dividend on our Common Stock by 28% for the first quarter of 2011 to $0.68 per share from the fourth quarter of 2010.

•	Raised over $1.6 billion of capital during 2010, which included:

•	Two investment-grade debt offerings of the operating partnership totaling $875 million aggregate principal amount.

•	Net proceeds of approximately $217.1 million from the issuance of approximately 3.8 million shares of our Common Stock under our equity distribution program at an average price of $57.66 per share.

•

Exchanged approximately $83.7 million aggregate principal amount of the 4.125% Exchangeable Senior Debentures due 2026, and redeemed our outstanding 8.50% Series A Cumulative Redeemable Preferred Stock and 7.875% Series B Cumulative Redeemable Preferred Stock.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards serve to align the interests of our named executive officers with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program, with equity awards ranging between 49% and 72% of our named executive officers’ compensation opportunity in 2010.

We are committed to having strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee retains Towers Watson, an independent compensation consultant, to provide it with advice and guidance on our executive compensation program design and to evaluate our executive compensation program. Although, in 2010, Towers Watson provided other de minimis non-executive compensation consulting services to the Company, the Compensation Committee was informed of the engagement of Towers Watson for such non-executive compensation consulting services and the fees to Towers Watson for such services did not exceed $120,000. The Compensation Committee oversees and periodically assesses the risks associated with our company-wide compensation policies and practices to determine whether such policies and practices encourage unnecessary or excessive risk taking.

We provide competitive pay opportunities. The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric. We have chosen the selected metrics to align employee compensation, including compensation for the executives named in the Summary Compensation Table of this Proxy Statement, to our business strategy. The following are a few key 2010 actions and decisions with respect to our compensation program:

•

As with past years, the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial, operational and organizational objectives for 2010 as approved by the Compensation Committee that are designed to challenge the named executive officers to high performance.

•

As named executive officers assume greater responsibility, a larger portion of their total cash compensation is designed to and does become dependent on Company, business group, and individual performance.

•	The Compensation Committee determines annual base salaries after reviewing salary survey data based on the Company’s historical performance relative to its peer group.

•	Our compensation programs encourage employees to build and maintain an ownership interest in the Company.

•

Towers Watson is retained directly by and reports to the Compensation Committee (except for de minimis non-executive compensation consulting services provided to the Company). Towers Watson had no prior relationship with our Chief Executive Officer or any other named executive officer.

•	Base salaries represented 11% to 21% whereas performance-based compensation represented 34% to 60% of the total compensation paid to our named executive officers.

•

Based on the recommendations of management, a review of the Company’s business plan and strategic objectives and the analysis provided by Towers Watson, the Compensation Committee established financial and operating goals and organizational development goals for each named executive officer.

Recommendation

The Board believes that the information provided above and within the CD&A section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

We are asking stockholders to approve the following non-binding, advisory resolution at the 2011 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved, on a non-binding, advisory basis, by the stockholders of the Company.”

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The affirmative vote of a majority of the votes cast at the Annual Meeting on the adoption of this resolution is required to approve the compensation of the named executive officers disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THIS NON-BINDING, ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

ITEM 4	ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, in this Item 4 we are asking stockholders to vote on a non-binding basis on whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

Summary

After careful consideration, the Board of Directors recommends that future advisory votes on the compensation of our named executive officers occur every three years (triennially). We believe that this frequency will be the most effective means for conducting and responding to the advisory vote based on a number of considerations, including the following:

•	Our executive compensation programs do not change significantly from year to year and we seek to be consistent;

•

We do not believe that our executive compensation programs encourage unnecessary or excessive risk taking that might be of concern to our stockholders, as confirmed by a review performed by the Company and reviewed by the Compensation Committee;

•	Our executive compensation programs are designed to incentivize and reward performance over a multi-year period; and

•	Our executive compensation program is designed to support long-term value creation and a triennial vote will allow stockholders to better judge the program in relation to our long-term performance.

For the foregoing reasons, we encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table above. In addition, we believe that a triennial advisory vote on the compensation of our named executive officers reflects the appropriate time frame for our Compensation Committee and the Board to evaluate the results of the most recent advisory vote on the compensation of our named executive officers, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on the compensation of our named executive officers, and for stockholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on the compensation of our named executive officers occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on the compensation of our named executive officers by the time of the following year’s annual meeting of stockholders.

The Board is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on the compensation of our named executive officers. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, as discussed under “Stockholder and Interested Party Communications with the Board,” we have in the past been, and will in the future continue to be, proactively engaged with our stockholders, and provide them with an opportunity to communicate with the Board, on a number of topics, including executive compensation, and in a number of forums. Thus, we view the advisory vote on the compensation of our named executive officers as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year to year and are designed to operate over the long term and to enhance long-term performance, we are concerned that an annual advisory vote on the compensation of our named executive officers could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on the compensation of our named executive officers every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on the compensation of our named executive officers on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Recommendation

Based on the factors discussed above, the Board has determined to recommend that future advisory votes on executive compensation occur every three years until the next frequency advisory vote.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation, but rather to indicate their choice among these frequency options. This advisory vote on the frequency of future advisory votes on the compensation of our named executive officers is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. In order for any of the three alternative frequencies to be approved, it must receive a majority of the votes cast on this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

AUDIT MATTERS

Audit Committee Report*

The Audit Committee assists the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements and the effectiveness of internal control over financial reporting as of year end.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2010 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of the Company’s internal control over financial reporting as of year end, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the United States Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Laurence A. Chapman, Chair

Ruann F. Ernst, Ph.D.

Dennis E. Singleton

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Independent Registered Public Accounting Firm

The following summarizes the fees incurred for KPMG LLP’s services for the years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees(1)	$2,175,582	$1,724,633
Audit-Related Fees(2)	739,096	178,032
Tax Fees(3)	25,800	—
All Other Fees(4)	305,560	—

Total Fees	$3,246,038	$1,902,665

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the Company’s common and preferred stock offerings, reviews of the Company’s quarterly financial statements and the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting as of period end.
(2)	“Audit-Related Fees” include fees relating to the financial statement audits of the operating partnership and the related filing of a registration statement with the SEC, Regulation S-X Rule 3-14 audits for a significant acquisition in 2010, required foreign statutory audits for properties in Europe and Asia, and audits of separate financial statements for certain properties which were required by lenders for such properties and other audit services related to lender requirements.
(3)	“Tax Fees” include fees relating to tax due diligence assistance in connection with acquisitions.
(4)	“All Other Fees” include fees relating to financial due diligence assistance in connection with acquisitions.

All audit, audit-related, tax and all other services provided by KPMG LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with San Francisco Wave Exchange, LLC, Santa Clara Wave Exchange, LLC and Exchange Colocation, LLC, referred to below as the eXchange parties, pursuant to which the eXchange parties contributed their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities to our operating partnership in exchange for cash, units and the assumption of debt.

Under the eXchange parties’ contribution agreement, we agreed to indemnify each eXchange party against adverse tax consequences in the event our operating partnership directly or indirectly, sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in 200 Paul Avenue or 1100 Space Park Drive until the earlier of November 3, 2013 and the date on which these contributors hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. These tax indemnities do not apply to the disposition of a restricted property pursuant to a transaction described in Section 721, 1031 or 1033 of the Code, or other applicable non-recognition provision under the Code.

Under the eXchange parties’ contribution agreement, we also agreed to make $17.8 million of indebtedness available for guaranty by these parties until the earlier of November 3, 2013 and the date on which these contributors or certain transferees hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering.

We have granted those persons who received units in the formation transactions, including Cambay Tele.com, LLC and Wave Exchange, LLC (affiliates of the eXchange parties), certain registration rights with respect to the shares of our Common Stock that may be acquired by them in connection with the exercise of the redemption/exchange rights under the partnership agreement of our operating partnership. These registration rights require us to use our commercially reasonable efforts to keep effective a “shelf” registration statement covering all such shares of Common Stock. In addition, Cambay Tele.com, LLC and Wave Exchange, LLC have the right, on one occasion, to require us to undertake a “demand” registration.

In December 2006, we entered into ten leases with tel(x), in which tel(x) provides enhanced meet-me-room services to customers, and during 2008 we entered into two turn-key datacenter leases with tel(x). tel(x) was acquired by GI Partners Fund II, LLP in November 2006. Richard Magnuson, our Chairman, is also the chief executive officer of the advisor to GI Partners Fund II, LLP. Our consolidated statements of operations include rental revenues of approximately $26.8 million from tel(x) for the year ended December 31, 2010. In connection with the lease agreements, we entered into an operating agreement with tel(x), effective as of December 1, 2006, with respect to joint sales and marketing efforts, designation of representatives to manage the national relationship between us and tel(x) and future meet-me-room facilities. Under the operating agreement, tel(x) has a sixty-day option to enter into a meet-me-room lease for certain future meet-me-room buildings acquired by us or any buildings currently owned by us that are converted into a meet-me-room building. As of December 31, 2010, tel(x) leased 202,987 square feet from us under 31 lease agreements. We also entered into an agreement with tel(x), effective as of December 1, 2006, with respect to percentage rent arising out of potential future lease agreements for rentable space in buildings covered by the meet-me-room lease agreements. Percentage rent earned during the years ended December 31, 2010 amounted to approximately $2.5 million. In addition, in connection with the lease agreements, we entered into a management agreement with tel(x), effective as of December 1, 2007, pursuant to which tel(x) agreed to provide us with certain management services in exchange for a management fee of one percent of rents actually collected by tel(x).

We are party to six leases with SoftLayer Technologies, Inc., or SoftLayer, of which four have commenced during the year ended December 31, 2010 and the remaining two will commence in future periods. The initial terms of these leases expire from 2013 to 2025, and SoftLayer has options to extend them from 2018 through

2035. On August 3, 2010, GI Partners Fund III, L.P. acquired a controlling interest in SoftLayer. Richard Magnuson, our Chairman, is also a manager of the general partner to GI Partners Fund III, L.P. Our consolidated statements of operations include rental revenues of approximately $4.2 million from SoftLayer for the year ended December 31, 2010.

David Thayer, who is the brother of Mr. Magnuson, the Chairman of our Board, currently holds the position of Director, Real Estate, at our Company. Mr. Thayer’s current annual base salary is $135,000, and he is eligible for an annual cash bonus and equity awards on the same general terms and conditions as applicable to other employees at the same level.

Review, Approval or Ratification of Transactions with Related Persons

Our Board or the appropriate committee of the Board reviews material transactions between us, the operating partnership and any of our directors or executive officers. Our Code of Business Conduct and Ethics provides that each executive officer and director report conflicts of interest to the General Counsel or the Chairman of the Board, as applicable. Directors are also subject to the conflict provisions set forth in our Corporate Governance Guidelines. The Board or the appropriate committee of our Board will resolve all conflicts of interest involving officers or directors. The Board or the appropriate committee of the Board may waive provisions of our Code of Business Conduct and Ethics with respect to executive officers and directors. Any such waivers will be disclosed to our stockholders to the extent required by applicable laws and regulations.

Indemnification Agreements

We have entered into indemnification agreements with all of our named executive officers and other executive officers and with each of our directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

•

If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our Company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

•

If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of our Company to procure a judgment in our Company’s favor by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•

the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or services;

provided, however, that we will have no obligation to indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding.

•	Upon application of a director or executive officer of our Company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•

the court determines that such director or executive officer is entitled to indemnification under the applicable section of the Maryland General Corporation Law (the “MGCL”), in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL;

provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our Company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

•

Notwithstanding, and without limiting any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

•

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our Company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

•	We must pay all indemnifiable expenses to the director or executive officer within 20 calendar days following the date the director or executive officer submits proof of the expenses to us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ANNUAL REPORT ON FORM 10-K

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2010, by downloading the report from the Investors section of the Company’s website at http://www.digitalrealtytrust.com, from the Company’s e-proxy website at http://www.proxyvote.com or by writing to Investor Relations, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2010, the Reporting Persons met all applicable Section 16(a) filing requirements, with the exception of the following: one late Form 4 filing for Ms. Earley with respect to the Company, one late Form 3 filing each for Messrs. Caron, Chapman, Crosby, Foust, Magnuson, Mills, Peterson, Singleton, Stein and Zerbst, Mses. Earley and Ernst, Ellen Jacobs and Edward Sham with respect to the operating partnership and one late Form 4 filing for each of Mr. Stein and Mr. Mills with respect to the operating partnership.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2012 Annual Meeting. To be eligible for inclusion in our 2012 Proxy Statement, your proposal must be received in writing not later than November 17, 2011 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including director nominations, whether or not included in our Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2012 Annual Meeting, you must comply with the procedures contained in our Bylaws, including notifying us in writing in a timely manner, and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to our Secretary at our principal executive office at 560 Mission Street, Suite 2900, San Francisco, California 94105 not earlier than October 18, 2011 and not later than 5:00 p.m., Pacific Time, on November 17, 2011. In the event that the date of the 2012 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2011 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting. If we have not received notice of a stockholder proposal or nomination within the time period specified above, the persons entitled to vote the proxies solicited by this proxy statement will have the ability to vote on such matters in their discretion pursuant to Rule 14a-4(c)(1) and Rule 14a-5(e)(2) under the Exchange Act.

Our Bylaws provide that nominations of individuals for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to the our notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination shall set forth:

•	as to each individual whom the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of such individual,

•	the class, series and number of any shares of stock of the Company that are beneficially owned by such individual,

•	the date such shares were acquired and the investment intent of such acquisition, and

•

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected),

•

as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom,

•	as to the stockholder giving the notice and any Stockholder Associated Person;

•

the class series and number of all shares of stock of the Company which are owned by such stockholder and such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by such Stockholder Associated Person, and

•	the name and address of such stockholder as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•

to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means:

•	any person controlling, directly or indirectly, or acting in concert with, such stockholder;

•	any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder; and

•	any person controlling, controlled by or under common control with such Stockholder Associated Person.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

You may write to our Secretary at our principal executive office, 560 Mission Street, Suite 2900, San Francisco, California 94105, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105, or contact Investor Relations by telephone at (415) 738-6500. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact their broker.

By Order of Our Board of Directors,

A. William Stein
Chief Financial Officer, Chief Investment
Officer and Secretary

March 16, 2011

DIGITAL REALTY TRUST, INC. PAMELA MATTHEWS 560 MISSION ST, SUITE 2900 SAN FRANCISCO, CA 94105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors			☐	☐	☐
Nominees:
01	Richard A. Magnuson	02	Michael F. Foust		03 Laurence A. Chapman 04 Kathleen Earley 05 Ruann F. Ernst, Ph.D.
06	Dennis E. Singleton	07	Robert H. Zerbst
The Board of Directors recommends you vote FOR proposals 2 and 3:								For	Against	Abstain
2	RATIFYING THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.							☐	☐	☐
3	THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.							☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:							3 years	2 years	1 year	Abstain
4	RECOMMENDATION, ON A NON-BINDING, ADVISORY BASIS, OF THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (EVERY ONE, TWO OR THREE YEARS).						☐	☐	☐	☐
NOTE: TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.
For address change/comments, mark here. (see reverse for instructions)				Yes	No	☐
Please indicate if you plan to attend this meeting				☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee, guardian, officers of a corporation or other entity or in another representative capacity, please give full title as such under signature. Joint owners should each sign personally. All holders must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report & Insert is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DIGITAL REALTY TRUST, INC.

Annual Meeting of Stockholders

April 25, 2011 12:00 PM

This proxy is solicited by the Board of Directors

The undersigned, as record owner of the shares of stock of Digital Realty Trust, Inc., a Maryland corporation, described on the reverse side, hereby appoints Michael F. Foust and A. William Stein, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2011 Annual Meeting of Stockholders to be held on Monday, April 25, 2011, at 12 p.m., local time, at 560 Mission Street, 20th Floor conference center (the Market Room), San Francisco, California, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2011 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” EACH OF PROPOSALS 2 AND 3, AND “3 YEARS” FOR PROPOSAL 4 AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side